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                                                                   EXHIBIT 4.2

                           SECOND AMENDED AND RESTATED
                     CREDIT FACILITY AND SECURITY AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT FACILITY AND SECURITY AGREEMENT is made effective as of October 4, 2004 by and among BANK ONE, NA (with its main office located in Chicago, Illinois, and hereinafter referred to as "Lender"), with a place of business located at 611 Woodward Avenue, Detroit, Michigan 48226; CONTINENTAL CONVEYOR & EQUIPMENT COMPANY, a Delaware corporation ("Continental"), with its principal place of business and executive offices located at 216 West 4th Avenue, South, P. O. Box 400, Winfield, Alabama 35594 (the "Continental Principal Place of Business"); and GOODMAN CONVEYOR COMPANY, a Delaware corporation ("Goodman"), with its principal place of business and executive offices located at U.S. Route 178 South, P. O. Box 866, Belton, South Carolina 29627 (the "Goodman Principal Business Location") (each of "Continental" and "Goodman" being sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers").

                                   WITNESSETH:

         WHEREAS, the Borrowers and Lender entered into a certain Amended And Restated Credit Facility and Security Agreement, dated July 25, 2002 (collectively with all prior versions thereof as so amended and restated, the "Original Loan Agreement"); and

         WHEREAS, each Borrower desires, from time to time hereafter, to borrow from Lender, and Lender is willing and may, from time to time hereafter, be willing to make loans to each Borrower; and the Borrowers and the Lender have agreed to further amend and restate the Original Loan Agreement, all upon the terms and conditions set forth in this Agreement; and

         WHEREAS, Borrowers have agreed to secure all of their Obligations under the Credit Documents by granting to the Lender a security interest in and lien upon the Collateral and Real Property as set forth in this Agreement and the separate Credit Documents; and

         WHEREAS, the Guarantor has agreed to guarantee all the Obligations of the Borrowers under the Credit Documents as set forth in the Global Guaranty.

         NOW, THEREFORE, in consideration of these premises, the foregoing recitals (which are incorporated herein by reference) and the terms and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. GENERAL

1.1 Defined Terms. When used herein, the following terms shall have the following meanings:

         "Accounts" shall have the meaning ascribed thereto by the UCC, together with all other debts, obligations and liabilities in whatever form, owing to such Borrower from any Account Debtor or other Person, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Borrower, however otherwise the same may have been established or created, all Supporting Obligations therefor, all right, title and interest of such Borrower in the merchandise or services which

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gave rise thereto, including the rights of reclamation and stoppage in transit, and all rights of an unpaid seller of merchandise or services.

         "Account Debtor" shall have the meaning ascribed thereto by the UCC.

         "Advance" means a borrowing hereunder, (a) made by the Lender on the same Borrowing Date, or (b) converted or continued by the Lender on the same date of conversion or continuation, consisting, in the case of either (a) or
(b), of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term Advance shall include Protective Advances unless otherwise expressly provided.

         "Affiliate" means each Borrower, each Subsidiary of Borrowers, or any other Person:

                  (i) Which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, either Borrower;

                  (ii) Which owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) or more of the issued and outstanding stock of either Borrower; or

                  (iii) Ten percent (10%) or more of the Capital Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is beneficially owned or held by either Borrower.

         The term "Affiliate" shall also include any Shareholder, Director or Officer of Borrowers or any subsidiary of Borrowers.

         The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Capital Stock, by contract or otherwise.

         "Agency Account Agreement" means the Agency Account Agreement by and among Borrowers, Lender and AmSouth Bank, NA, as the same may be amended, modified and substituted, or any replacement Agency Account Agreement, together with any other or similar agreements with any third party financial institution wherever located, where Deposit Accounts of any kind or nature are owned by or held for the benefit of either or both Borrowers.

         "Agency Account" means any Deposit Account held or maintained by a third party financial institution pursuant to the terms and provisions of an Agency Account Agreement.

         "Agreement" means this Second Amended and Restated Credit Facility and Security Agreement, as it may be amended from time to time pursuant to Section
14.1 hereof.

         "Aggregate Availability" means, with respect to all the Borrowers, at any time, an amount equal to the lesser of (a) the Revolving Commitment, and (b) the Aggregate Borrowing Base, in each case, minus the aggregate Revolving Exposure.

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         "Aggregate Borrowing Base" means the aggregate of the Borrowing Base of all of the Borrowers.

         "Aggregate Commitment" means the sum of the Revolving Commitment, and the Term A Loan Commitment, which Aggregate Commitment shall initially be in the amount of $35,000,000.00.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Appraisals" means, collectively, the appraisals to be provided from time to time to Lender by an appraiser acceptable to Lender relating to the Collateral consisting of machinery and equipment of Borrowers and the Real Property.

         "Authorized Officer" means for:

         (a) Continental, Jimmy Dickinson, Mark Etchberger, or such other persons as may be authorized from time to time by Resolution of the Board of Directors of Continental; and

         (b) for Goodman, Mark Etchberger, Jimmy Dickinson, or such other persons as may be authorized from time to time by Resolution of the Board of Directors of Goodman.

         "Availability" means, with respect to any Borrower, from time to time as of the date of determination, an amount equal to the lesser of (a) the Revolving Commitment and (b) the Borrowing Base of such Borrower, in the case of both (a) and (b), minus the Revolving Exposure relating to such Borrower.

         "Available Revolving Commitment" means, at any time, the Revolving Commitment then in effect minus the Revolving Exposure at such time.

         "Banking Services" means each and any of the following bank services provided to any Loan Party by the Lender or any of its Affiliates: treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

         "Banking Services Obligations" of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

         "Banking Services Reserves" means all Reserves which the Lender from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

         "Bankruptcy Laws" means all statutes, rules, regulations and other forms of law, federal, state or otherwise, including, without limitation, the provisions of Title 11 of the United States Code, as in effect from time to time, relating to the bankruptcy, insolvency, liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

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         "Base Rate" mans the Lender's Prime Rate for commercial loans, as in effect from time to time, or such other designation announced by Lender in replacement of such Prime Rate for commercial loans, which in either instance may not necessarily be the most favorable or lowest or best rate offered by Lender.

         "Basis Point" means one one-hundredth of a percent.

         "Bond Obligations" as defined in Section 11.1(o) of this Agreement.

         "Bond Restructuring" means the effectuation of the exchange, including the execution and delivery of all documentation related to the exchange offer, consent solicitation and amendments to the existing trust indenture, all as contemplated by the Bond Restructuring Agreement.

         "Bond Restructuring Agreement" means that certain Restructuring Agreement dated as of July 22, 2004 by and among Global, N.E.S. Investment Co. and Wayzata Investment Partners LLC, as amended from time to time.

         "Borrower" and "Borrowers" as defined in the first paragraph of this Agreement.

         "Borrowing Base" means, at any time, with respect to each Borrower, the sum of (a) 85% of such Borrower's Eligible Accounts at such time, plus (b) 55% of such Borrower's Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, minus (c) Reserves related to such Borrower. The maximum amount of Inventory which may be included as part of Borrowers' Borrowing Base is $12,000,000 (after the advance rate is applied). The Lender may, in its Permitted Discretion, reduce the advance rates set forth above, reduce one or more of the other elements used in computing the Borrowing Base, or increase the Reserves. Lender shall provide Borrowers twenty (20) days advance written notice of any change in the advance rates, Borrowing Base elements or Reserves, and Borrowers shall comply with any such change or changes by the twentieth (20th) day after the date of such notice by repaying any advances that would otherwise exceed the Borrowing Base as adjusted by such changes; provided, however, that if the net effect of such changes in the advance rates, elements and/or Reserves reduces the Borrowing Base by $1,000,000 or more, then Borrowers shall comply with such change or changes by the thirtieth (30th) day after the date of such notice by repaying any advances that would otherwise exceed the Borrowing Base as adjusted by such changes.

         "Borrowing Base Certificate" means a certificate, signed by an Authorized Officer of a Borrower, in the form of EXHIBIT E or another form which is acceptable to the Lender in its sole discretion.

         "Borrowing Date" means a date on which an Advance or a Loan is made hereunder.

         "Borrowing Notice" shall have the meaning defined in Section 2.1.1(b).

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in U.S. dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities


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and interbank wire transfers can be made on the Fedwire system.

         "Capital Expenditures" means amounts expended or which either Borrower becomes obligated to expend, without regard to the manner in which such amounts or the instrument pursuant to which they are made are characterized by any Person, (i) for the acquisition, construction or installation of properties that are to be included as fixed assets on either Borrower's books, (ii) for the lease of any property that would be capitalized under GAAP, (iii) for the incurrence of any other capitalized cost, or (iv) for any additions to or replacements of any of the foregoing.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" means the amount of a Person's obligations under Capitalized Leases that would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Capital Stock" means any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (howsoever designated) issued by any Person.

         "Cash Collateral Account" means a commercial deposit account designated "cash collateral account" maintained by each Borrower with Lender, without liability by Lender to pay interest thereon, from which Cash Collateral Account Lender shall have the exclusive right to withdraw funds until all Obligations are paid, performed, satisfied, enforced and observed in full.

         "Change" as defined in Section 3.2.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

         "Collateral" means all assets and personal property of the Borrowers (whether described herein or in any other Collateral Documents) including without limitation the following, whether now existing or hereafter arising, in which Borrowers now have or may hereafter acquire any interest (including but not limited to any leasehold interest), wherever the same may be located:

         (a) all Accounts, Inventory, Goods, Equipment, Fixtures, Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, Investment Property, Letter of Credit Rights, Commercial Tort Claims, and General Intangibles (including payment intangibles);

         (b) all bank or other Deposit Accounts owned by or maintained by or on behalf of Borrowers, and all present and future funds on deposit therein;

         (c) all substitutes and replacements for, accessions, attachments, and other additions to, and tools, parts, and equipment used in connection with any of the above;

         (d) all certificates of title and certificates of origin or manufacturer's statements of origin relating to any of the foregoing;

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         (e) all returned or repossessed Inventory, Goods, Equipment and/or
             Fixtures arising from or relating to any Accounts;

         (f) all Supporting Obligations for any of the foregoing;

         (g) to the extent not listed above as original collateral, all products, proceeds and insurance proceeds of any and all of the foregoing; and

         (h) all recorded data of any type, including ledger sheets, customer lists, credit files, files, records, documents, and instruments (including, but not limited to, computer programs, printouts, tapes and related electronic media and data processing software) evidencing an interest in or relating to the above, and any General Intangibles at any time evidencing or relating to any of the foregoing.

Notwithstanding the foregoing, the term "Collateral" does not include any of the foregoing assets located at, or owned by, the Borrowers' non-US Subsidiaries.

         "Collateral Access Agreement" means any landlord waiver or other agreement, in form and substance satisfactory to the Lender, between the Lender and any third party (including any bailee, consignee, customs broker, or similar Person) in possession of any Collateral or any landlord of any Loan Party for any Real Property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated or otherwise modified from time to time.

          "Collateral Documents" means, collectively, this Agreement, any Security Agreements, the Mortgages, and any other documents granting a Lien upon the Collateral and/or Real Property as security for payment of the Secured Obligations.

         "Collateral Location" means the Continental Principal Business Location as to Continental, and the Goodman Principal Business Location as to Goodman, and such other locations as may be identified on EXHIBIT F attached hereto, if any, together with such other locations at which any Collateral consisting of tangible personal property may be located provided Lender has, in writing, approved and designated such location as a Collateral Location hereunder, subject to any conditions which Lender may reasonably designate and provided:

                  (i) Such location is a location as to which Borrowers give Lender prior written notice at least forty-five (45) days prior to using such location; and

                  (ii) Such location is located within the United States of America; and

                  (iii) If required by law to perfect Lender's security interest therein, each Borrower has executed and delivered to Lender appropriate financing statements with respect to the Collateral located at such location showing Borrowers as debtor and Lender as secured party; and

                  (iv) A search of all filings made against Borrowers or such Collateral in the jurisdiction in which the location is located, made after the filing of the financing statements referred to in (iii) above, confirms that the Lender's security interest in the Collateral at such location constitutes a

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         first priority Lien on such Collateral (subject to any Permitted
         Liens); and

                  (v) Lender has obtained a written acknowledgment and lien waiver in favor of Lender from each lessor, mortgagee, bailee, warehouseman or similar Person who may, by operation of law or otherwise, have any Lien in or upon such Collateral at such location, in such form and containing such assurances as may be requested by Lender.

         "Collateral Shortfall Amount" as defined in Section 2.1.2(i).

         "Commitment Fee" as defined in Section 2.8 of this Agreement.

         "Commercial Tort Claims" as defined in the UCC, and includes any Commercial Tort Claims identified in EXHIBIT G, as well as all future Commercial Tort Claims any Borrower may hereafter have or incur from time to time.

         "Compliance Certificate" as defined in Section 8.1(i)(iii).

         "Continental" as defined in the first paragraph of this Agreement.

         "Continental Principal Place of Business" as defined in the first paragraph of this Agreement.

         "Contingent Obligation" means any agreement, undertaking or arrangement by which a Person assumes, guaranties, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable (whether directly or indirectly) upon, any dividend, obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract. The Borrowers' Contingent Obligations hereunder shall include, but not be limited to, any and all guaranties by Borrowers of any part or all of any note, bond, trust indenture or other indebtedness of Global, whether outstanding prior to the date of this Agreement, or hereafter arising pursuant to the Bond Restructuring Agreement. The amount of any Contingent Obligation shall be equal to the amount of the obligation that is so guarantied or supported that is actually outstanding or otherwise due and payable from time to time, if a fixed and determinable amount or if there is no fixed or determinable amount, either (x) if a maximum amount is guaranteed, the maximum amount, or (y) if there is no maximum amount, then the amount of the obligation that is so guarantied or supported. To the extent not included within the foregoing, a Contingent Obligation shall also include all contingent liabilities required (or which, upon the creation or incurring thereof would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with GAAP, including Statement No. 5 of the Financial Accounting Standards Board.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or business (whether or not incorporated) under common control which, together with the Borrowers or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.6.


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         "Credit Documents" means (i) this Agreement, (ii) the Notes, (iii) the
Mortgages and any Security Agreements with respect to the Real Property previously and hereafter filed or recorded, (iv) the Environmental Inspection Easements with respect to the Real Property, (v) the Environmental Indemnity Agreement with respect to the Real Property, (vi) the UCC-1 Financing Statements previously or hereafter filed or recorded, (vii) the Agency Account Agreements of AmSouth Bank, (viii) the Global Guaranty by Global and all prior acknowledgments and consents by Global, and (ix) any and all Credit Documents executed in connection with the Original Loan Agreement and all other agreements, instruments, notes and documents, previously, concurrently or hereafter executed by Borrowers, Guarantor or any other Person and/or delivered to Lender in respect of the transactions contemplated by this Agreement or the Original Loan Agreement, in each instance as amended, modified, supplemented, substituted and/or restated from time to time.

         "Credit Exposure" means the sum of (a) the Revolving Exposure at such time, plus (b) an amount equal to the aggregate principal amount of the Term A Loan outstanding at such time.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC

         "Debt Coverage" means, on a combined consolidated basis, the ratio of:
(1) Borrowers' operating income, plus depreciation, amortization and other non-cash items reasonably acceptable to Lender, less Distributions; to (2) the amount of all principal and interest paid or payable by the Borrowers to Lender plus all Capital Expenditures not funded on a term basis at the end of calculation thereof.

         "Debt Instruments" means any contract, agreement, instrument or other document or arrangement under which either Borrower has (i) any indebtedness, obligation or liability (including, without limitation, any contingent liability under any Guaranty) for borrowed money or for the deferred portion of the purchase price of any capital asset or for other capital financing or (ii) the right or obligation to incur any such indebtedness, obligation or liability.

         "Deposit Account" shall have the meaning ascribed thereto by the UCC.

         "Deposit Account Control Agreement" means an agreement, in form and substance satisfactory to the Lender, among any Loan Party, a banking institution holding such Loan Party's funds, and the Lender with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.

         "Depository Bank" shall mean any bank or financial institution holding a Deposit Account in the name of or for the benefit of a Borrower, including but not limited to any bank designated pursuant to Section 5.2(a) of this Agreement.

         "Distribution" in respect of a Borrower means:

                  (i) The payment of any dividends or other distributions, whether in cash, by transfer of property or otherwise, to or for the benefit of any shareholder or stockholder or Affiliate of such Borrower;


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                  (ii) The redemption or acquisition of any Securities of such
         Borrower; and

                  (iii) The payment of any Management Fees.

         "Effective Date" means the date that the conditions precedent set forth in Section 10 are satisfied.

         "Eligible Accounts" means Accounts of each Borrower to the extent arising out of the completed bona fide sale or lease of goods or rendition of services by such Borrower in the ordinary course of such Borrower's business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, subject to Lender's perfected security interest and no other Lien or security interest, and for a liquidated amount maturing as stated in an invoice or other documentary evidence relating thereto which has been furnished, and is in form reasonably satisfactory to Lender, provided, that, unless Lender otherwise agrees, no such Account shall be an Eligible Account if:

                  (i) It arises out of a sale made by such Borrower to an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower; or

                  (ii) It is due or unpaid more than ninety (90) days after the invoice date thereof; or

                  (iii) Fifty percent (50%) or more of the aggregate Accounts (determined on the basis of the aggregate dollar amount thereof) payable by the Account Debtor thereof are at that time not otherwise deemed Eligible Accounts hereunder; or

                  (iv) The Account Debtor claims any right of credit, allowance or adjustment with respect to such Account by the Account Debtor, except a discount allowed for prompt payment, or such Account is otherwise disputed or contingent in any respect, or to which the Account Debtor asserts any counterclaim, defense, or setoff; provided however, that the amount of the Account that is not subject to any such claims, defenses or setoffs or is not otherwise in controversy shall be included in Eligible Accounts to the extent the portion is clearly evidenced by separate invoice or invoices; or

                  (v) The Account Debtor has returned any of the goods from the sale of which the Account arose; or

                  (vi) There exist any facts, events or circumstances which in any way impair the validity, collectability or enforcement of such Account or would tend to reduce the amount payable thereunder from the face value of the invoice related thereto; or

                  (vii) The Account Debtor is also such Borrower's creditor or supplier or the Account otherwise is or may become subject to any right of offset by the Account Debtor; or

                  (viii) The Account Debtor has commenced a voluntary case under any Bankruptcy Laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under any Bankruptcy Laws or any other petition or other application for relief under any Bankruptcy Laws has been filed against the Account Debtor,


                                       9
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         or the Account Debtor has failed, suspended business, ceased to be solvent, admitted in writing its inability to pay its debts as they come due, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (ix) The sale is to an Account Debtor outside the United States unless the sale is on letter of credit, guaranty, or acceptance terms, in each case acceptable to Lender in its reasonable judgment; or

                  (x) The sale to the Account Debtor is on a bill-and-hold (unless otherwise permitted by Lender on a case-by-case basis), guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper; or

                  (xi) Lender reasonably believes that collection of such Account is insecure or that such Account may not be paid by reason of the Account Debtor's financial inability to pay; or

                  (xii) The Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower
         (1) assigns its right to payment of such Account to Lender pursuant to the Assignment of Claims Act of 1940, as amended; and (2) complies with any other steps necessary to perfect the Lien of the Lender in such Account to Lender's satisfaction; or

                  (xiii) The goods giving rise to such Account have not been shipped and delivered to and received by the Account Debtor or the services giving rise to such Account have not been fully performed by such Borrower and received by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (xiv) The Account, when added to the aggregate balance of all other Accounts of the Account Debtor, exceeds a credit limit determined by Lender, in its reasonable discretion, to the extent such Account exceeds such limit; or

                  (xv) With respect to which any covenant, representation, or warranty contained in this Agreement has been breached or is untrue; or

                  (xvi) Is not evidenced by an invoice or other documentation satisfactory to Lender which has been sent to the Account Debtor; or

                  (xvii) Which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada (other than the Province of Quebec or Newfoundland) or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada (other than the Province of Quebec or Newfoundland) unless, in either case, such Account is backed by a Letter of Credit acceptable to the Lender; provided, that all such Accounts shall be calculated in U.S. dollars in determining the Borrowing Base; or

                  (xviii) Which is evidenced by any promissory note, chattel paper or instrument; or

                  (xix) Which is owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit such

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         Borrower to seek judicial enforcement in such jurisdiction of any payment of such Account, unless such Borrower has filed such report or is qualified to do business in such jurisdiction; or

                  (xx) Lender otherwise reasonably deems such Account to be ineligible or that such Account or the Account Debtor is unsatisfactory in any reasonable respect.

         "Eligible Inventory" means such Inventory, subject to Lender's perfected security interest and no other Lien, consisting of raw materials and finished goods owned by such Borrower and located at a Collateral Location which, in Lender's reasonable opinion, is in good and saleable condition and not obsolete, unmerchantable, slow moving or an unreasonable quantity (the terms "slow moving" or "unreasonable quantity" shall mean more than one year's supply of such inventory; provided, however, Bank may adjust the amount of inventory constituting "slow moving" or "unreasonable quantity inventory" upon thirty (30) days advance written notice to Borrowers) and which Lender, in its reasonable credit judgment, deems to be Eligible Inventory, based on such credit and collateral considerations as Lender may deem appropriate. Inventory shall not be Eligible Inventory to the extent it consists of:

                  (i) Work-in-process, subassemblies, spare parts, manufacturing supplies, display items, bill-and-hold goods, returned or repossessed goods not in saleable condition, defective goods, goods held on consignment, property used in packaging or shipping of Inventory, or Inventory of a like use or character to the foregoing or otherwise to the extent such Inventory does not conform to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof; or

                  (ii) Inventory located in any third party warehouse, or is in the possession of a bailee and is not evidenced by a Document, unless such warehouseman or bailee has delivered to the Lender a Collateral Access Agreement and such other documentation as the Lender may require; or

                  (iii) Inventory which is located in any location leased by such Borrower unless the lessor has delivered to the Lender a Collateral Access Agreement; or

                  (iv) Inventory which contains or bears any Intellectual Property Rights licensed to such Borrower unless Lender is satisfied that it may sell or otherwise dispose of such Inventory without (1) infringing the rights of such licensor, (2) violating any contract with such licensor, or (3) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement; or

                  (v) Which the Lender otherwise determines is unacceptable for any reason whatsoever.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.10, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Lender, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Lender to be the rate at which the Lender or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the Lender's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.10, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) two hundred fifty Basis Points (250 bps).

         "Event of Default" as defined in Section 11.1 of this Agreement.

         "Excluded Taxes" means, in the case of the Lender or applicable Lending Installation, taxes imposed on its overall revenue or net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which the Lender is incorporated or organized or (b) the jurisdiction in which the Lender's principal executive office or the Lender's applicable Lending Installation is located.

         "Facility LC" as defined in Section 2.1.2(a).

         "Facility LC Application" as defined in Section 2.1.2(b).

         "Facility LC Collateral Account" as defined in Section 2.1.2(h).

         "Facility Termination Date" means July 31, 2006 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the

Lender from three Federal funds brokers of recognized standing selected by the Lender in its sole discretion.

         "Financial Statements" means the audited annual financial statements of each of Continental and Goodman for their respective fiscal years ending December 31, 2003 and the balance sheet(s) of each of Continental and Goodman as of June 30, 2004 and the related statements of income for the fiscal period (s) then ended, copies of which are attached hereto as EXHIBIT H.

         "Floating Rate" means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day plus (b) zero Basis Points (0 bps), in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.

         "Funding Account" as defined in Section 2.4.

         "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

         "Global" means Continental Global Group, Inc., a Delaware corporation and sole shareholder of each Borrower.

         "Global Guaranty" means the Amended and Restated Guaranty of Global of even date herewith pursuant to which Global has affirmed and reaffirmed its absolute and continuing guarantee all of the Obligations of Borrowers.

         "Goodman" as defined in the first paragraph of this Agreement.

         "Goodman Principal Business Location" as defined in the first paragraph of this Agreement.

         "Guaranty" means all obligations of any Person (the "guarantor") which guarantee, or in effect guarantee, or assure the payment of, or performance with respect to, any indebtedness, liability, or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including but not limited to, obligations incurred by such guarantor through an agreement, contingent or otherwise:

                  (i) To purchase such indebtedness, liability or obligation or any Collateral or assets constituting security therefor; or

                  (ii) To advance or supply funds:

                           (a) For the purchase or payment of such indebtedness,
                  liability or obligation, or

                           (b) To maintain working capital or other balance
                  sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness, liability or obligations; or

                  (iii) To lease, purchase or pledge any Security or other property (whether real or personal, tangible or intangible, now owned or hereafter acquired) or services primarily for the purpose of assuring the owner of such indebtedness, liability or obligation of the ability of the primary obligor to make payment of the indebtedness, liability or obligations; or

                  (iv) Otherwise to assure the owner of the indebtedness, liability or obligation of the primary obligor against loss in respect thereof.

         "Highest Lawful Rate" shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by applicable federal or Ohio law stated as a rate per annum.

         "Indebtedness" means, without duplication, any Person's, (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price or acquisition price of property or services (other than accounts payable and/or accrued expenses arising in the ordinary course of such Person's business payable in accordance with customary practices), (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person, (iv) obligations which are evidence by notes, acceptances, or other instruments to the extent of the amounts actually borrowed, due, payable or drawn, as the case may be, (iv) Rate Management Obligations, (v) Capitalized Lease Obligations or any conditional sales contract or other title retention agreement with respect to any assets of any kind used or acquired by Borrowers, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (vi) all obligations in respect of letters of credit, whether drawn or undrawn, contingent, standby or otherwise,
(vii) all liability by way of endorsements (other than for collection or deposit in the ordinary course of business), (viii) all Off-Balance Sheet Liabilities,
(ix) Contingent Obligations with respect to any of the foregoing to the extent (and only to the extent) that (1) such Contingent Obligation relates to other Indebtedness that is not consolidated Indebtedness of the Borrowers, and (2) the other Indebtedness to which such Contingent Obligation relates is outstanding and then only as to principal or like amounts actually borrowed, due, payable or drawn, as the case may be, and (x) other items which in accordance with GAAP are classified as a liability on a balance sheet (excluding all accounts payable in the ordinary course of business so long as payment therefore is due within one year).

         "Indenture" means the Indenture, dated as of April 1, 1997, entered into by and among Global, each Subsidiary Guarantor (as defined therein) and Wells Fargo Bank Minnesota, N.A. (as successor to Norwest Bank Minnesota, National Association), as Trustee, relating to the Notes (as defined therein).

         "Intellectual Property Rights" means, with respect to any Person, all of such Person's Patents, Copyrights, Trademarks, and Licenses, all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

         "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of October 4, 2004, by and among Lender, Wells Fargo Bank, National Association, solely in its capacity as Trustee for the holders of certain new notes (as described in the Bond Restructuring Agreement) issued pursuant to a certain new indenture (as described in the Bond Restructuring Agreement), and Borrowers.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Respective Borrower's Authorized Officer pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Inventory" shall have the meaning ascribed thereto by the UCC.

         "Joinder Agreement" is defined in Section 8.1(r).

         "LC Fee" is defined in Section 2.8(b).

         "LC Obligations" means, at any time, the sum, without duplication, of
(a) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.1.2(c).

         "Lender" as defined in the first paragraph of this Agreement, together with its successors and assigns.

         "Lending Installation" means the office, branch, subsidiary or Affiliate of the Lender listed on the signature pages hereof or on a Schedule or otherwise selected by the Lender pursuant to Section 2.19.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Lien" means any lien and/or security interest in Property (whether real or personal, tangible or intangible, now owned or hereafter acquired) securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, but not limited to, any security interest, lien, pledge, hypothecation, assignment, deposit arrangement, mortgage, encumbrance, conditional sale, trust receipt or lease, consignment or bailment agreement (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement) for security purposes.

         "Loans" means the Lender's loans made pursuant to Section 2 (or any conversion or continuation thereof), including Protective Advances.

         "Loan Account" means an account maintained by Lender on its books, which shall evidence all advances under the Revolving Loan and Term A Loan, interest thereon, other amounts due Lender with respect to the Revolving Loan and Term A Loan, and all payments thereof by either Borrower.

         "Loan Parties", and each a "Loan Party", means the Borrowers, the Borrowers' domestic Subsidiaries, and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement, and their respective successors and assigns.

         "Lockbox" as defined in Section 5.2 (b) of this Agreement.

         "Management Fees" means management fees and other similar type fees paid by a Borrower to Nesco, Inc. or an Affiliate of Nesco, Inc.

         "Material Adverse Effect" means, as to any events, occurrences or conditions, if the result thereof would, either singly or in the aggregate, have a material and adverse effect on (i) either Borrower's assets, business, operations or condition (financial or otherwise), (ii) either Borrower's ability to repay the Obligations, (iii) the ability of any Loan Party and/or Global to perform its obligations under the Credit Documents to which it is a party, or
(iv) the Collateral and/or Real Property, or Lender's Lien on the Collateral and/or Real Property, or the priority thereof .

         "Material Agreements" means those contracts, agreements, documents or other arrangements required to be disclosed under the provisions of Section 7.1(c) of this Agreement.

         "Modification" and "Modify" as defined in Section 2.1.2(a).

         "Mortgages" means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Lender on the Real Property of a Loan Party, including any amendment, modification or supplement thereto.

         "Net Cash Proceeds" means, if in connection with (a) an asset disposition, cash proceeds net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Loan Party in connection therewith (in each case, paid to non-Affiliates), (ii) transfer taxes, (iii) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Liens hereunder), if any, and (iv) an appropriate reserve for income taxes in accordance with GAAP established in connection therewith, (b) the issuance or incurrence of Indebtedness, cash proceeds net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith or, (c) an equity issuance, cash proceeds net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith.

         "Net Worth" means, at any time, the aggregate of Subordinated Debt plus the sum of the following amounts set forth in a balance sheet of Borrowers, on a consolidated basis, prepared in accordance with GAAP:

                  (i) the par or stated value of all outstanding Capital Stock; and

                  (ii)     capital surplus; and

                  (iii)    retained earnings.

         "Notes" means the Revolving Note and the Term Note A, and any other promissory note or other instrument evidencing the Borrowers' obligation to repay any Obligations.

         "Obligations" means all debts, liabilities and obligations of the Loan Parties to Lender under this Agreement and also any and all other debts, liabilities and obligations of Loan Parties to Lender of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limiting the generality of the foregoing, any debt, liability or obligation of any Loan Party to Lender under any Guaranty, Letter of Credit or of any Loan Party to any other Person which Lender may have obtained by assignment or otherwise and all interest, fees, charges and expenses which at any time may be payable by any Loan Party to Lender.

         "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, or (iv) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under GAAP if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Company and its Subsidiaries.

         "Original Borrowers" as defined in the recitals to this Agreement.

         "Original Loan Agreement" as defined in the recitals to this Agreement.

         "Other Taxes" as defined in Section 3.5(b).

         "Participants" as defined in Section 13.2(a).

         "Payment Date" means (a) with respect to interest payments due on any Floating Rate Loan, the first day of each calendar month and the Facility Termination Date, (b) with respect to interest payments due on any Eurodollar Loan, (i) the last day of the applicable Interest Period, and (ii) in the case of any Interest Period in excess of three months, the day which is three months after the first day of such Interest Period, and (iii) the Facility Termination Date, and (c) with respect to any payment of LC Fees or Unused Commitment Fees, the first day of each calendar month and the Facility Termination Date.

         "Permitted Discretion" means the good faith judgment or exercise of discretion by the Lender to the extent based upon any factor or circumstance which the Lender believes in good faith (the burden of establishing lack of good faith being on the Borrowers): (a) will or could reasonably be expected to adversely affect the value of any Collateral, the enforceability or priority of the Lender's Liens thereon in favor of the Lender or the amount which the Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (b) suggests that any collateral report or financial information delivered to the Lender by any Person on behalf of the Borrowers is incomplete, inaccurate or misleading in any material respect; (c) could reasonably be expected to increase materially the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Borrower or any of the Collateral; or (d) creates or could reasonably be expected to create an Event of Default. In exercising such judgment, the Lender may consider such factors or circumstances already included in or tested by the definition of Eligible Accounts and Eligible Inventory, as well as any of the following: (i) the financial and business condition of the Borrowers, (ii) material adverse changes in the collectibility or aging of the Accounts, (iii) material adverse changes in demand for, and changes in pricing of, Inventory, (iv) material adverse changes in any concentration of risk with respect to Accounts and/or Inventory, (v) material adverse changes in the condition or value of the Real Property, (vi) any other factors or circumstances that will or could reasonably be expected to have a Material Adverse Effect,
(vii) history of charge-backs or other credit adjustments, and (viii) any other factors that change or could reasonably be expected to materially change the credit risk of lending to Borrowers on the security of the Accounts, Inventory, and Real Property.

         "Permitted Distributions" means, provided that no Event of Default or Unmatured Default then exists, and the making of such payment or distribution would not cause an Event of Default to occur:

                  (a) upon the Effective Date, the payment of a dividend or distribution by Borrowers of up to $3,700,000 of the proceeds from the Term A Loan, and up to $1,800,000 of the proceeds from the Revolving Loans to or for the benefit of Global in partial satisfaction of Global's initial cash payment requirements under the Bond Restructuring Agreement;

                  (b) the payment of one or more dividends or distributions by Borrowers to or for the benefit of Global, in order to assist Global in making interest payments on the Bond Obligations; and

                  (c)  the payment of management fees by Borrowers to Global.

         "Permitted Indebtedness" as defined in Section 8.2(c) of this Agreement.

         "Permitted Liens" as defined in Section 8.2(g) of this Agreement.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means any pension plan, retirement payment plan, profit-sharing plan, defined benefit or contribution plan or "employee pension benefit plan" as defined in Section 3(2) of ERISA.

         "Prepayment Fee" is defined in Section 2.14(b).

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by the Lender or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Projections" means a proforma consolidated opening balance sheet of Borrowers and proforma consolidated three (3) year projected balance sheet, income statement and statement of cash flows for the Borrowers, with copies of the most recent Projections attached hereto as EXHIBIT I.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Protective Advances" as defined in Section 2.1.3 of this Agreement.

         "Purchasers" is defined in Section 13.3.

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Management Transactions, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by any Loan Party which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.1.2 to reimburse the Lender for amounts paid by the Lender in respect of any one or more drawings under Facility LCs.

         "Real Property" means all of the real property now owned or hereafter acquired by the Borrowers, including, without limitation, the real property of Borrowers, together with all improvements and fixtures and appurtenant rights, at the following locations: (i) 438 Industrial Drive, Winfield, Alabama; (ii) State Rt. 114, Salyersville, Kentucky; (iii) U.S. Highway 178, Belton S.C.; (iv) 129 East Enterprise Dr., Pueblo West, Colorado.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the Pension Benefit Guaranty Corporation has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of
Section 412 of the Code and Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reserves" means any and all reserves which the Lender deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for rent at locations leased by any Loan Party and for consignee's, warehousemen's and bailee's charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Rate Management Transactions, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party. Without limiting the generality of the foregoing, or the Lender's discretion or authority to establish such Reserves from time to time, the initial Reserve with regard to foreign risk limit on foreign monetary exchange transactions shall be $500,000.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Restricted Investment" as defined in Section 8.2(p) of this Agreement.

         "Revolving Commitment" means the commitment of the Lender to make Revolving Loans or incur LC Obligations, which aggregate commitment shall be Thirty Million and no/100 Dollars ($30,000,000.00) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement; provided, however, that the following sub-limits shall apply:

                   (i) with respect to Continental, a commitment for Revolving Loans not to exceed $27,000,000, with a further $5,000,000 sub-limit for Letters of Credit for the account of Continental; and

                   (ii) with respect to Goodman, a commitment for Revolving Loans not to exceed $3,000,000, with a further $500,000 sub-limit for Letters of Credit for the account of Goodman.

         "Revolving Exposure" means the sum of (a) an amount equal to the aggregate principal amount of the Revolving Loans outstanding at such time, plus
(b) an amount equal to the LC Obligations at such time.

         "Revolving Loans" means the revolving loans and the Protective Advances extended by the Lender to the Borrowers pursuant to Sections 2.1.1 and 2.1.3 hereof.

         "Revolving Note" means the Amended and Restated Replacement Promissory Note (Revolving Loan) of even date herewith substantially in the form attached as EXHIBIT A to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Revolving Loan made by Lender pursuant to
Section 2.1.1 of this Agreement, together with all modifications and amendments thereto and all promissory notes issued in substitution therefor or restatement or replacement thereof.

         "Risk Based Capital Guidelines" as defined in Section 3.2.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Obligations" means, collectively, (i) the Obligations; (ii) all Banking Services Obligations; and (iii) all Rate Management Obligations owing to the Lender or its Affiliates.

         "Security" is defined in Section 2(1) of the Securities Act of 1933 as amended.

         "Security Agreement" means any pledge or security agreement entered into, on or after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

         "Series A Senior Notes" as defined in Section 11.1(o) of this
Agreement.

         "Series B Senior Notes" as defined in Section 11.1(o) of this
Agreement.

         "Stated Rate" as defined in Section 2.20.

         "Subordinated Debt" means such Indebtedness that is subordinated and junior in right of payment to the Obligations to the extent, in such manner, and pursuant to an instrument evidencing such subordination, acceptable to Lender.

         "Subsidiary" of a Person means, any corporation, partnership, limited liability company, association, joint venture or similar business organization more than 50% of the outstanding Capital Stock having ordinary voting power of which shall at the time be owned or controlled by such Person. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrowers.

         "Supporting Letter of Credit" is defined in Section 2.1.2(i).

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Term A Loan Commitment" means the commitment of the Lender to make the Term A Loan, which commitment shall be Five Million Dollars ($5,000,000.00) on the Closing Date. After advancing the Term A Loan, each reference to the Lender's Term A Loan Commitment shall refer to the outstanding principal balance of the Term A Loan.

         "Term A Loan" means the Term A Loan extended by the Lender to the Borrowers pursuant to Section 2.1.4 hereof.

         "Term Note A" means the Amended and Restate Term Promissory Note of even date herewith substantially in the form attached as EXHIBIT B to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Term A Loan (as so restated) made by Lender pursuant to
Section 2.1.4 of this Agreement, together with all modifications and amendments thereto and all promissory notes issued in substitution therefor or restatements or replacements thereof.

         "Transferee" is defined in Section 13.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

         "UCC" means the Uniform Commercial Code as adopted and in force in the State of Ohio, or to the extent required by the Uniform Commercial Code of Ohio the Uniform Commercial Code of any other State where Collateral is located, all as the same may be amended from time to time.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unused Commitment Fee" is defined in Section 2.8(a).

1.2 Accounting Terms. Any accounting terms used in this Agreement which are not otherwise specifically defined shall have the meanings customarily given them in accordance with GAAP.

1.3 Other Terms/UCC Definitions. All other terms contained in this Agreement, including but not limited to the terms "Chattel Paper", "Electronic Chattel Paper", "Documents", "Equipment", "Fixtures", "General Intangibles", "Payment Intangibles", "Goods", "Instruments", "Investment Property", "Letter of Credit Rights", and "Supporting Obligations", shall have the meanings ascribed thereto by the UCC as adopted in the State of Ohio. Notwithstanding any provision herein or in the Credit Documents to the contrary, in the event that any term defined or used in this Agreement shall also be defined under the UCC, and the definition under the UCC shall provide the Lender with greater or more expansive rights or remedies, the definition under the UCC shall, at the option of the Lender, govern and control.

1.4 Use of Plural Form. All definitions shall be equally applicable to both the singular and plural forms of the defined terms.

2. THE FACILITY

2.1 The Facility. The Lender severally agrees, on the terms and conditions set forth in this Agreement, to (a) make Loans to the Borrowers as set forth below and (b) issue Facility LCs upon the request of a Borrower, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, the Credit Exposure shall not exceed the Aggregate Commitment. Lender will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.1.2. The Facility shall be composed of Revolving Loans, Facility LCs and Term A Loan as set forth below:

         2.1.1.   Revolving Loans.

                  (a) Amount. From and including the Effective Date and prior to the Facility

Termination Date, the Lender agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the applicable Borrower and issue Facility LCs, as set forth in Section 2.1.2 below, to the applicable Borrower. If any advance of a Revolving Loan or issuance of a Facility LC would exceed (i) Aggregate Availability or (ii) the Availability of the Borrower requesting the Advance or the Facility LC, the Lender will refuse to make or may otherwise restrict the making of Revolving Loans or the issuance of Facility LCs as the Lender determines until such excess has been eliminated, subject to the Lender's authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.1.3. The Revolving Loans may consist of Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Respective Borrower's Authorized Officer in accordance with Sections 2.1.1(b) and 2.6. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. The commitment to extend credit under this Section 2.1.1(a) shall expire upon the Facility Termination Date.

         (b) Borrowing Procedures. The Respective Borrower's Authorized Officer shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto, from time to time. The Respective Borrower's Authorized Officer shall give the Lender irrevocable notice in the form of EXHIBIT C (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying: (1) the name of the applicable Borrower, (2) the Borrowing Date, which shall be a Business Day, of such Advance, (3) the aggregate amount of such Advance, (4) the Type of Advance selected; provided that, if the Authorized Officer fails to specify the Type of Advance requested, such request shall be deemed a request for a Floating Rate Advance; and (5) the duration of the Interest Period if the Type of Advance requested is a Eurodollar Advance; provided that, if the Authorized Officer fails to select the duration of the Interest Period for the requested Eurodollar Advance, the Authorized Officer shall be deemed to have requested on behalf of the applicable Borrower that such Eurodollar Advance be made with an Interest Period of one month.

2.1.2. Facility LCs.

         (a) Issuance. The Lender (or any subsidiary or Affiliate of the Lender designated by the Lender) hereby agrees, on the terms and conditions set forth in this Agreement, to issue to any Borrower standby and commercial Letters of Credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the Effective Date and prior to the Facility Termination Date upon the request of the Authorized Officer for the account of the applicable Borrower; provided that, for Continental, the maximum face amount of the Facility LC to be issued or Modified, does not exceed the least of (i) an amount equal to $5,000,000.00 minus the sum of (1) the aggregate undrawn amount of all outstanding Facility LCs issued for the account of Continental at such time plus, without duplication, (2) the aggregate unpaid Reimbursement Obligations with respect to all Facility LCs issued for the account of Continental outstanding at such time,
(ii) the Availability of such Borrower and (iii) Aggregate Availability; provided, further, that, for Goodman, the maximum face amount of the Facility LC to be issued or Modified, does not exceed the least of (i) an amount equal to $500,000.00 minus the sum of (1) the aggregate undrawn amount of all outstanding Facility LCs issued for the account of Goodman at such time plus, without duplication, (2) the aggregate unpaid Reimbursement

Obligations with respect to all Facility LCs issued for the account of Goodman outstanding at such time, (ii) the Availability of such Borrower and (iii) Aggregate Availability. No Facility LC (or any renewal thereof) shall have an expiry date later than the earlier of (x) the thirtieth (30th) Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) above).

         (b) Notice. Subject to Section 2.1.2(a), the Authorized Officer, on behalf of the applicable Borrower, shall give the Lender notice prior to 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. The issuance or Modification by the Lender of any Facility LC shall, in addition to the conditions precedent set forth in Section 10, be subject to the conditions precedent that such Facility LC shall be satisfactory to the Lender and that the applicable Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the Lender shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

         (c) Administration. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the Lender shall promptly notify the respective Borrower as to the amount to be paid by the Lender as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the Lender to the Borrowers shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC.

         (d) Reimbursement by Borrowers. Each Borrower shall be irrevocably and unconditionally obligated to reimburse the Lender on or before the applicable LC Payment Date for any amounts to be paid by the Lender upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that, no Borrower shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Lender in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the Lender's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the Lender and remaining unpaid by the Borrowers shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.1.1(b) and the satisfaction of the applicable conditions precedent set forth in Section 10), the Authorized Officer may request an Advance hereunder on behalf of the applicable Borrower for the purpose of satisfying any Reimbursement

Obligation.

         (e) Obligations Absolute. Each Borrower's obligations under this
Section 2.1.2 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against the Lender or any beneficiary of a Facility LC. Each Borrower further agrees with the Lender that the Lender shall not be responsible for, and such Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of any Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. Each Borrower agrees that any action taken or omitted by the Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon such Borrower and shall not put the Lender under any liability to any Borrower. Nothing in this Section 2.1.2(e) is intended to limit the right of the Borrowers to make a claim against the Lender for damages as contemplated by the proviso to the first sentence of Section 2.1.2(d).

         (f) Actions of the Lender. The Lender shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Lender.

         (g) Indemnification. Each Borrower hereby agrees to, jointly and severally, indemnify and hold harmless the Lender, and its directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which the Lender may incur (or which may be claimed against the Lender by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Lender may incur by reason of or on account of the Lender issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the Lender, evidencing the appointment of such successor Beneficiary; provided that, the Borrowers shall not be required to indemnify the Lender for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Lender in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the Lender's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.1.2(g) is intended to limit the obligations of the Borrowers under any other provision of this Agreement.

                  (h) Facility LC Collateral Account. The Borrowers agree that they will, upon the request of the Lender and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the Lender in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Lender (the "Facility LC Collateral Account") at the Lender's office at the address specified pursuant to Section 14.9, in the name of the Borrowers but under the sole dominion and control of the Lender, and in which the Borrowers shall have no interest other than as set forth in
         Section 11.3. Nothing in this Section 2.1.2(h) shall either obligate the Lender to require any Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Lender to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 11.3. Each Borrower hereby pledges, assigns and grants to the Lender, a security interest in all of such Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Secured Obligations. The Lender will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of the Lender having a maturity not exceeding thirty days.

                  (i) Termination of the Facility. If, notwithstanding the provisions of this Section 2.1.2, any Facility LC is outstanding upon the earlier of (x) the termination of this Agreement and (y) the Facility Termination Date, then upon such termination the Borrowers shall deposit with the Lender, with respect to all LC Obligations, as the Lender in its discretion shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit"), in form and substance satisfactory to the Lender, issued by an issuer satisfactory to the Lender, in a stated amount, equal to 105% of the difference of (x) the amount of LC Obligations at such time, minus (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"), under which Supporting Letter of Credit the Lender is entitled to draw amounts necessary to reimburse the Lender for payments to be made by the Lender under any such Facility LC and any fees and expenses associated with such Facility LC, or (ii) cash, in immediately available funds (which funds shall be held in the Facility LC Collateral Account), in an amount equal to 105% of the Collateral Shortfall Amount. Such Supporting Letter of Credit or deposit of cash shall be held by the Lender as security for, and to provide for the payment of, the aggregate undrawn amount of such Facility LC remaining outstanding.

2.1.3.   Protective Advances

Subject to the limitations set forth below, the Lender is authorized by the Borrowers, from time to time in the Lender's sole discretion (but shall have absolutely no obligation to), to make Advances to the Borrowers, which the Lender, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 14.2 (any of such Advances are herein referred to as "Protective Advances"); provided that, no Protective Advance shall cause the Credit Exposure to exceed the Aggregate Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 10 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Lender in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be Floating Rate Advances, shall bear interest at the default rate set forth in Section 2.10 and shall be payable on the earlier of demand or the Facility Termination Date.

2.1.4.   Term A Loan.


                  (a) Amounts of Term A Loan. Lender has previously made and will continue a Term A Loan to Borrowers in the original principal amount of One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00). As of September 1, 2004, the outstanding principal balance of such Term A Loan was $1,231,502.87. Such Term A Loan is hereby modified, amended, extended and restated, such that Lender hereby agrees to advance additional funds to cause the outstanding principal balance to be increased to Lender's Term A Loan Commitment (as so amended, modified and restated, the "Term A Loan"). The Term A Loan shall be a Floating Rate Advance, and shall not be converted into one or more Eurodollar Advances in accordance with Section 2.6.

                  (b) Initial Funding by Lender. The Lender shall make the amount of the Term A Loan available to the Borrowers on the Effective Date by transferring immediately available funds to the Funding Account or as the Borrowers shall otherwise instruct in writing.

                  (c) Amortization; Payments. The Term A Loan shall amortize in twenty one (21) monthly principal installments. Each of the first twenty (20) installments of principal shall be in an amount equal to $41,666.66 and shall be payable on the first day of each month, commencing on November 1, 2004, and ending on July 1, 2006. The final installment of principal shall be in the amount of $4,125,000.00 or otherwise in an amount equal to the then remaining principal balance of the Term A Loan and shall be payable on the Facility Termination Date. Payments or prepayments of the Term A Loan may not be reborrowed.

2.2. Payment of the Obligations. The Borrowers shall repay the outstanding principal balance of the Loans, together with all other Obligations, including all accrued and unpaid interest thereon, on the Facility Termination Date.

2.3. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $100,000 and in multiples of $50,000 if in excess thereof. Floating Rate Advances may be in any amount.

2.4. Funding Account. The Respective Borrower's Authorized Officer shall deliver to the Lender, on the Effective Date, a notice setting forth the deposit account of the Borrower (the "Funding Account") to which the Lender is authorized by the Borrowers to transfer the proceeds of any Advances requested pursuant to this Agreement. The Respective Borrower's Authorized Officer may designate a replacement Funding Account from time to time by written notice to the Lender. Any designation by the Authorized Officer of the Funding Account must be reasonably acceptable to the Lender.

2.5. Reliance Upon Authority; No Liability. The Lender is entitled to rely conclusively on any individual's request for Advances hereunder, so long as the proceeds thereof are to be transferred to the Funding Account. The Lender shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrowers to make such requests on their behalf. The Lender shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Section 2.1 which the Lender reasonably believes to have been given by an officer or other person duly authorized by the Borrowers to request Advances on their behalf or for otherwise acting under this Agreement. The crediting of Advances to the Funding Account shall conclusively establish the joint and several obligations of the Borrowers to repay such Advances as provided herein.

2.6. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.6 or are repaid in accordance with this Agreement. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with this Agreement or (y) the Respective Borrower's Authorized Officer shall have given the Lender a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.3, the Authorized Officer may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance on behalf of the applicable Borrower. The Authorized Officer shall give the Lender irrevocable notice in the form of EXHIBIT D (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying (i) the requested date, which shall be a Business Day, of such conversion or continuation, (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.7. Telephonic Notices. Each Borrower hereby authorizes the Lender to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Lender in good faith believes to be an Authorized Officer, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Authorized Officer agrees to deliver promptly to the Lender a written confirmation, if such confirmation is requested by the Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Lender the records of the Lender shall govern absent manifest error.

2.8. Fees.

                  (a) Unused Commitment Fee. Borrowers agree to pay to the Lender an unused commitment fee at a per annum rate equal to twenty five Basis Points (25bps) on the average daily Available Revolving Commitment, payable on each Payment Date hereafter and on the Facility Termination Date (the "Unused Commitment Fee").

                  (b) LC Fees. Borrowers shall pay to the Lender a letter of credit fee at a per annum rate equal to one hundred twenty five Basis Points (125 bps) on the average daily undrawn stated amount under each Facility LC, such fee to be payable in arrears on each Payment Date (the "LC Fee"). The Borrowers shall also pay to the Lender for its own account documentary and processing charges in connection with the issuance or Modification of and draws under Facility

         LCs in accordance with the Lender's standard schedule for such charges as in effect from time to time.

                  (c) Annual Commitment Fee. Borrowers agree to pay to Lender an annual commitment fee at a per annum rate equal to twenty five Basis Points (25bps) on the Aggregate Commitment (the "Commitment Fee"). The first payment of the Commitment Fee shall be due in arrears on October 31, 2004 (which payment shall include the Commitment Fee due from the date of this Agreement through and including October 31, 2004, together with a sum equal to the previously unpaid Commitment Fee due and payable by Borrowers under the Original Loan Agreement for the period from July 1, 2003 through and including the date of this Agreement), the second such payment shall be due in arrears on October 31, 2005, and the next such payment (or pro-rated portion thereof) shall be due in arrears on the Facility Termination Date.

                  (d) Deferred Forbearance Fee. Borrowers agree that the remaining One Hundred Seventy Thousand Dollars ($170,000.00) in Deferred Forbearance Fees as described in the Forbearance Agreement between Lender and Borrowers, dated May 1, 2004, shall be due and payable to Lender as follows: (i) $50,000 upon execution of this Agreement; (ii) $60,000 on or before July 31, 2005; and (iii) $60,000 on or before the Facility Termination Date.

2.9. Interest Rates. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.6, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.6 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Lender as applicable to such Eurodollar Advance based upon the Authorized Officer's selections under Sections 2.1.1 and
2.6 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date. If at any time Loans are outstanding with respect to which the Authorized Officer has not delivered a notice to the Lender specifying the basis for determining the interest rate applicable thereto, those Loans shall bear interest at the Floating Rate.

2.10. Eurodollar Advances Post Default; Default Rates. Notwithstanding anything to the contrary contained hereunder, during the continuance of a Default or Unmatured Default the Lender may, at its option, by notice to the Borrowers, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Lender may, at its option, by notice to the Borrowers, declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus three hundred Basis Points (300 bps) per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus three hundred Basis Points (300 bps) and (iii) the LC Fee shall be increased by three hundred Basis Points (300 bps), provided that, during the continuance of a Default under subsection (g), (h) or (i) of Section 11.1, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Lender.

2.11. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three month interval during such Interest Period. Interest on all Advances, Unused Commitment Fees, LC Fees and Commitment Fees shall be calculated for actual days elapsed on the basis of a 360 day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. After giving effect to any Loan, Advance, continuation, or conversion of any Eurodollar Rate Loan, there may not be more than five (5) different Interest Periods in effect hereunder.

2.12. Voluntary Prepayments. The Borrowers may from time to time prepay, without penalty or premium, all or any portion of the outstanding Floating Rate Advances. The Borrowers may also from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $100,000 or any integral multiple of $50,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Lender.

2.13. Mandatory Prepayments.

                  (a) Borrowing Base Compliance. The applicable Borrower shall immediately repay the Revolving Loans and/or Reimbursement Obligations if at any time the Revolving Exposure relating to such Borrower exceeds the lesser of (i) the Revolving Commitment and (ii) such Borrower's Borrowing Base, to the extent required to eliminate such excess. If any such excess remains after repayment in full of all outstanding Revolving Loans and Reimbursement Obligations, the Borrowers shall provide cash collateral or a Supporting Letter of Credit for the LC Obligations in the manner set forth in Section 2.1.2(i) to the extent required to eliminate such excess.

                  (b) Sale of Assets. Immediately upon receipt by any Loan Party of the Net Cash Proceeds of any asset disposition (other than sales of inventory in the ordinary course of business), the applicable Borrower shall prepay the Obligations or shall cause the applicable Loan Party to deliver funds to the Lender for application to the Obligations, in an amount equal to all such Net Cash Proceeds. Any such prepayment shall be applied first, to pay the principal of the Protective Advances, second, to scheduled principal installments of the Term A Loan in inverse order of maturity, third, to pay the principal of the other Revolving Loans with a concomitant reduction in the Revolving Commitment, and fourth, to cash collateralize outstanding Facility LCs.

                  (c) Issuance of Debt or Equity. If Global or any Borrower issues Capital Stock or any Loan Party issues Indebtedness (other than Indebtedness permitted by Section 8.2(c)), no later than the Business Day following the date of receipt of any Net Cash Proceeds of such issuance or


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

         receipt of such loan or advance, the Borrowers, or Global, as applicable, shall prepay the Obligations in an amount equal to all such Net Cash Proceeds, loans or advances. Any such prepayment shall be applied first, to pay the principal of the Protective Advances, second, to scheduled principal installments of the Term A Loan in inverse order of maturity, third, to pay the principal of the other Revolving Loans with a concomitant reduction in the Revolving Commitment, and fourth, to cash collateralize outstanding Facility LCs.

                  (d) Dividends or Distributions. If any Loan Party receives any dividend or distribution from a Person other than a Loan Party, no later than the Business Day following the date of receipt of any such dividend or distribution, the Borrowers shall prepay the Obligations in an amount equal to all such dividends or distributions. Any such prepayment shall be applied first, to pay the principal of the Protective Advances, second, to pay the principal of the other Revolving Loans, third, to scheduled principal installments of the Term A Loan in inverse order of maturity, and fourth, to cash collateralize outstanding Facility LCs.

                  (e) Insurance/Condemnation Proceeds. Any insurance or condemnation proceeds to be applied to the Obligations in accordance with Section 4.5 shall be applied as follows: (i) insurance proceeds from casualties or losses to cash or Inventory shall be applied, first, to the Protective Advances, pro rata, second, to the Revolving Loans of the Borrower who received such proceeds, third, to cash collateralize outstanding Facility LCs of the Borrower who received such proceeds, fourth, to the Revolving Loans of the other Borrowers, fifth, to cash collateralize outstanding Facility LCs of the other Borrowers, and sixth, to scheduled principal installments of the Term A Loan of the Borrower who received such proceeds, in inverse order of maturity; and
         (ii) insurance or condemnation proceeds from casualties or losses to Equipment, Fixtures and Real Property shall be applied first, to pay the principal of the Protective Advances, second, to scheduled principal installments of the Term A Loan in inverse order of maturity, third, to pay the principal of the Revolving Loans, and fourth, to cash collateralize outstanding Facility LCs. The Revolving Commitment shall not be permanently reduced by the amount of any such prepayments. If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Property is not otherwise determined, the allocation and application of those proceeds shall be determined by the Lender, in its Permitted Discretion.

                  Notwithstanding any provision of this Subsection 2.13(e) to the contrary, Lender may permit or require any Borrower to use the insurance proceeds or condemnation proceeds, or any part thereof, to replace, repair, restore or rebuild the Collateral and the improvements upon the Real Property in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage, destruction or condemnation, subject to the following conditions:

                  (i) That the Borrowers are not then in default;

                  (ii) The casualty giving rise to such insurance proceeds or the condemnation could not reasonably be expected to have a Material Adverse Effect;

                  (iii) Sufficient funds are available, from either such condemnation or insurance proceeds or from funds provided by Borrower to complete such restoration or repair and reconstruction;

                  (iv) That the Borrowers shall have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within ninety (90) days of such casualty or taking;

                  (v) When restoration or repair and reconstruction, as the case may be, is completed, the Collateral will be in compliance with all applicable laws; and

                  (vi) In the case of insurance proceeds, the aggregate amount of the estimated cost to complete such restoration shall not exceed 30% of the then outstanding principal balance of the Loan; or in the case of condemnation proceeds, the applicable taking comprises less than 30% of the Real Property.

                  (g) General. Without in any way limiting the foregoing, immediately upon receipt by any Loan Party of proceeds of any sale of any Collateral, the Borrowers shall cause such Loan Party to deliver such proceeds to the Lender, or deposit such proceeds in a deposit account subject to a Deposit Account Control Agreement. All of such proceeds shall be applied as set forth above or otherwise as provided in Section 2.16. Nothing in this Section 2.13 shall be construed to constitute the Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

         2.14. Termination of the Facility.

                  (a) Without limiting Section 2.2 or Section 8.1, (i) the Aggregate Commitments shall expire on the Facility Termination Date and
         (ii) the Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

                  (b) The Borrowers may terminate this Agreement with at least ten (10) Business Days' prior written notice thereof to the Lender upon
         (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Facility LCs (or alternatively, with respect to each such Facility LC, the furnishing to the Lender of a cash deposit or Supporting Letter of Credit as required by Section 2.1.2(i)), (iii) the payment in full of the early termination fee set forth in the following sentence (the "Prepayment Fee"), (iv) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon, and (v) the payment in full of any amount due under Section 3.4. Subject to Section 2.20, if this Agreement is terminated at any time prior to the Facility Termination Date, whether pursuant to this Section 2.14 or pursuant to Section 8.1, the Borrowers shall pay to the Lender an early termination fee equal to one percent (1.0%) of an amount equal to the maximum Aggregate Availability under the Revolving Loan (plus any Revolving Exposure), plus the then outstanding principal balance of the Term A Loan.

2.15. Method of Payment.

         (a) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Lender at its address specified pursuant to Section 14.9, or at any other Lending Installation of the Lender specified in writing by the Lender to the Borrowers, by noon (local time) on the date when due. Any payment received by the Lender after such time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. Solely for purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the day of receipt, subject to actual collection.

                  (b) At the election of the Lender, all payments of principal, interest, reimbursement obligations in connection with Facility LCs, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 14.2), and other sums payable under the Loan Documents, may be paid from the proceeds of Advances made hereunder whether made following a request by a Borrower pursuant to Section 2.1 or a deemed request as provided in this Section 2.15 or may be deducted from the Funding Account or any other deposit account of any Borrower maintained with the Lender. Each Borrower hereby irrevocably authorizes (i) the Lender to make an Advance for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Protective Advances) and that all such Advances shall be deemed to have been requested pursuant to Section 2.1 and (ii) the Lender to charge the Funding Account or any other deposit account of any Borrower maintained with the Lender for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

2.16. Apportionment, Application, and Reversal of Payments. All payments shall be remitted to the Lender and all such payments not relating to principal or interest of specific Loans or not constituting payment of specific fees as specified by the Respective Borrower's Authorized Officer, and all proceeds of any Collateral received by the Lender, shall be applied subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Lender from the Borrowers (other than in connection with Banking Services or Rate Management Obligations), second, to pay any fees or expense reimbursements then due to the Lender from the Borrowers (other than in connection with Banking Services or Rate Management Obligations), third, to pay interest due in respect of the Protective Advances, fourth, to pay the principal of the Protective Advances, fifth, to interest then due and payable on the Term A Loan, sixth, to prepay the scheduled principal installments of the Term A Loan in inverse order of maturity, seventh, to pay interest due in respect of the Revolving Loans (other than Protective Advances), eighth, to pay or prepay principal of the Revolving Loans (other than Protective Advances) and unpaid reimbursement obligations in respect of Facility LCs, ninth, to pay an amount to the Lender equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Facility LCs and the aggregate amount of any unpaid reimbursement obligations in respect of Facility LCs, to be held as cash collateral for such Obligations, tenth, to payment of any amounts owing with respect to Banking Services and Rate Management Obligations, and eleventh, to the payment of any other Secured Obligation due to the Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, the Lender shall not apply any payment which it receives to any Eurodollar Loan, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (b) in the event, and only to the extent, that there are no outstanding Floating Rate Loans and, in any event, the Borrowers shall pay the Eurodollar breakage losses in accordance with Section
3.4. The Lender shall have the continuing and exclusive right to apply any and all such proceeds and payments to any portion of the Secured Obligations.

2.17. Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender and the Borrowers shall be liable to pay to the Lender and each Borrower hereby indemnifies the Lender and holds the Lender harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 2.17 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 2.17 shall survive the termination of this Agreement.

2.18. Evidence of Indebtedness.

                  (a) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to the Lender resulting from each Loan made by the Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

                  (b) The Lender shall also maintain accounts in which it will record (i) the amount of each Loan extended hereunder, the Type thereof, the name of the Borrower who requested such Loan and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to the Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Lender hereunder from the Borrowers.

                  (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided however, that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

                  (d) The Revolving Loans shall be further evidenced by the Revolving Note, and Term A Loan shall be further evidenced by the Term Note A.

2.19. Lending Installations. The Lender may book its Loans and the Facility LCs at any Lending Installation selected by the Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, Reimbursement Obligations and any promissory notes issued hereunder shall be deemed held by the Lender for the benefit of any such Lending Installation. The Lender may, by written notice to the Borrowers in accordance with Section 14.9, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.20. Limitation of Interest. The Borrowers and the Lender intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.20 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.20, even if such provision declares that it controls. As used in this Section 2.20, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrowers or any other Person be obligated to pay, or the Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Ohio or the applicable laws (if any) of the U.S. or of any other applicable state, or (b) total interest in excess of the amount which the Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.20, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason the Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to the Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrowers' obligations to the Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

2.21 All Advances to Constitute One Loan. Term A Loan A, the Revolving Loan, the Letters of Credit, the Secured Obligations and all other sums owed by Borrowers to Lender under this Agreement, whether or not evidenced by the Notes, shall constitute one obligation of Borrowers, secured by Lender's Lien on and security interest in all of the Collateral and Real Property. Borrowers shall jointly and severally be liable to Lender for all Obligations hereunder, regardless of whether such Obligations arise as a result of advances made directly to Borrowers, it being stipulated and agreed that all monies advanced by Lender hereunder inure to the benefit of each Borrower, and that Lender is relying on the liability of each Borrower in extending credit and otherwise making advances hereunder.

2.22 Effect of Amendment and Restatement. Upon the execution and delivery of this Agreement, the indebtedness, liabilities and obligations of each Borrower previously governed under the Original Loan Agreement shall continue in full force and effect, but shall be governed by the terms and conditions set forth in this Agreement. In furtherance of the preceding sentence, each "Revolving Loan", the "Term A Loan" and each "Letter of Credit" made under, and as each term is defined in, the Original Loan Agreement, shall be a Revolving Loan, Term A Loan, or Letter of Credit, as applicable, hereunder, in each case for the account of the applicable Borrower. All indebtedness, liabilities and obligations of each Borrower incurred under the Original Loan Agreement, together with any and all additional Obligations (whether incurred by Borrowers hereunder, under any of the other Credit Documents, or otherwise) shall be and shall continue to be secured by all of the assets, Collateral and Real Property of each Borrower, whether now existing or hereafter acquired and wheresoever located, all as more specifically set forth in the Credit Documents and this Agreement. The execution and delivery of this Agreement shall not constitute a novation, waiver, accord and satisfaction or repayment of indebtedness, liabilities and obligations of Borrowers outstanding under the Original Credit Agreement or the Credit Documents thereunder. Notwithstanding anything to the contrary herein or in the Credit Documents, Lender shall not have any obligation to make any Loans to, or Letter of Credits for the account of, Global, any Guarantor or any Subsidiary or Affiliate of Global (other than the Borrowers).

3. YIELD PROTECTION; TAXES

3.1. Yield Protection. If, on or after the Closing Date, the adoption of any law or any governmental or quasi governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (a) subjects the Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to the Lender in respect of its Eurodollar Loans or Facility LCs, or

                  (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                  (c) imposes any other condition the result of which is to increase the cost to the Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans, or of issuing Facility LCs, or reduces any amount receivable by the Lender or any applicable Lending Installation in connection with its Eurodollar Loans or Facility LCs, or requires the Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans or Facility LCs therein held or interest or LC Fees received by it, by an amount deemed material by the Lender, and the result of any of the foregoing is to increase the cost to the Lender or applicable Lending Installation, as the case may be, of making or maintaining its Eurodollar Loans, Revolving Commitment or Term A Loan Commitment or of issuing Facility LCs or to reduce the return received by the Lender or applicable Lending Installation, as the case may be, in connection with such Eurodollar Loans, Revolving Commitment or Term A Loan Commitment or Facility LCs, then, within fifteen days of demand by the Lender, the Borrowers shall pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If the Lender determines the amount of capital required or expected to be maintained by the Lender, any Lending Installation of the Lender, or any corporation controlling the Lender is increased as a result of a Change, then, within fifteen days of demand by the Lender, the Borrowers shall pay the Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which the Lender determines is attributable to this Agreement, its Credit Exposure, Revolving Commitment, or Term A Loan Commitment to make Loans and issue Facility LCs, as the case may be, hereunder (after taking into account the Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by the Lender or any Lending Installation or any corporation controlling the Lender. "Risk-Based Capital Guidelines" means (i) the risk based capital guidelines in effect in the U.S. on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the U.S. implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If the Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Lender determines that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or
(ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Lender shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Respective Borrower's Authorized Officer for any reason other than default by the Lender, the Borrowers will indemnify the Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5.     Taxes.

                  (a) All payments by the Borrowers to or for the account of the Lender hereunder or under any promissory note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) such Borrower shall make such deductions, (c) such Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Borrower shall furnish to the Lender the original copy of a receipt evidencing payment thereof within thirty days after such payment is made.

                  (b) In addition, each Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any promissory note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any promissory note or Facility LC Application ("Other Taxes").

                  (c) The Borrowers hereby agree to, jointly and severally, indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Lender as a result of its Revolving Commitment or Term A Loan Commitment, any Loans made by it hereunder, any Facility LC issued hereunder or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty days of the date the Lender makes demand therefor pursuant to Section 3.6.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, the Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to the Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of the Lender, disadvantageous to the Lender. The Lender shall deliver a written statement of the Lender to the Borrowers as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which the Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though the Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of the Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.


4. COLLATERAL; GENERAL TERMS

         4.1 Grant and Reaffirmation of Grant of Security Interest. To secure the prompt payment and performance of the Secured Obligations, each Borrower hereby grants to Lender, and hereby reaffirms any grant pursuant to the Original Loan Agreement and the Credit Documents executed in connection with the Original Loan Agreement of, a continuing security interest in and to all of the:

         (a) Collateral;

         (b) Any and all deposits or other sums at any time credited by or due from Lender to such Borrower, whether in a Deposit Account (including but not limited to any Agency Account or Cash Collateral Account) or other account, together with any and all policies and certificates of insurance, cash or other property, and the proceeds of each of the foregoing, to the extent owned by the Borrower or in which such Borrower has an interest and which now or hereafter are at any time in the possession or control of the Lender or in transit by mail or carrier to or from Lender or in the possession of any Person acting on Lender's behalf, without regard to whether Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Lender had conditionally released the same, and any and all balances, sums, proceeds and credits of such Borrower with, and any claims of such Borrower against, Lender;

         (c) All accessions to, substitutions for and all replacements, products and proceeds of the property described in Subsections (a) and (b) above, including, without limitation, proceeds of insurance policies insuring such property; and

         (d) All books, records and other property (including without limitation, credit files, programs, printouts and other materials and records) of such Borrower pertaining to any of the property described in Subsections (a),
(b) or (c) above. It is acknowledged and agreed that the Obligations shall be secured by a first priority lien on and security interest in the Collateral.

         (e) The security interest and lien by Borrowers to Lender with respect to the Real Property shall be evidenced and perfected by the Mortgages (as the same may be modified, amended, restated or substituted from time to time) recorded with respect to each respective parcel of Real Property, and the liens upon such Real Property shall be a first priority lien at all times. At closing, Lender may obtain, at Borrowers' expense, appropriate endorsements to the loan policies insuring such Mortgages. Borrowers shall also deliver or cause to be delivered to Lender such affidavits, waivers and estoppel certificates as may be required by Lender or the title insurer.

4.2 Representations Warranties and Covenants - Collateral. Each Borrower represents, warrants and covenants to Lender that, except as otherwise permitted herein or in any of the other Credit Documents:

         (a) The Collateral, whether now owned or hereafter acquired by a Borrower, is and will continue to be owned solely by such Borrower, and no other Person has or will have any right, title, interest, claim or Lien therein, thereon, or thereto, whether by assignment or otherwise pursuant to any Lien, encumbrance or security interest, other than pursuant to Liens constituting Permitted Liens hereunder;

         (b) Except as provided in Section 8.1(c) with regard to taxes, levies and other charges being contested in good faith, Borrowers shall pay and discharge when due all taxes, levies, and other charges upon the Collateral and shall defend Lender against and save Lender and the Collateral harmless from all claims of any Person with respect thereto; and

         (c) Borrowers will at all times keep accurate and complete records of all Collateral.

4.3 Perfection of Lender's Security Interest in Collateral. Each Borrower agrees to execute such financing statements as may be provided by applicable law, and to otherwise take such other action, and execute such assignments or other instruments or documents, in each case as Lender may request, to evidence, perfect or record Lender's security interest in the Collateral. Each Borrower hereby authorizes Lender to execute and file any such financing statement or continuation statement on such Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement.

4.4 Location of Collateral. Each Borrower warrants and covenants that, except for Inventory in transit and as otherwise approved by Lender in writing, all Collateral is, and will remain, at all times, at a Collateral Location.

4.5 Insurance. Each Borrower agrees to maintain and pay for insurance, including, without limitation, insurance upon all tangible Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazards, public liability or such other risks in such amounts and with such insurance companies as shall in each instance be reasonably satisfactory to Lender. Each Borrower shall deliver such policies, or copies of such policies and certificates evidencing such insurance, to Lender with satisfactory loss payable or mortgagee endorsements and naming Lender as an additional insured as its interest may appear. Each policy of insurance or endorsement shall contain a provision requiring thirty (30) days advance written notice to Lender in the event of cancellation of the policy for any reason whatsoever or any modification thereto and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of such Borrower or other owner of the property so insured nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. Each Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made to insurance companies. Each Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Borrower's true and lawful attorney-in-fact and agent, with full power of substitution, to make and adjust claims under such policies of insurance in excess of $100,000 (provided, however, that Lender agrees to consult with such Borrower prior to finally making, settling, or adjusting claims under such policies of insurance), receive, and endorse the name of such Borrower on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance or to pay any premium in whole or in part relating thereto. Lender, without waiving or releasing any obligation or default by such Borrower hereunder, may (but shall be under no obligation to do so) at any time or times thereafter maintain such action with respect thereto which Lender deems advisable. All sums disbursed by Lender in connection therewith, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable on demand, and until paid by such Borrower to Lender with interest thereon at the Prime Rate plus fifty Basis Points (50 bps), shall be additional Obligations hereunder secured by the Collateral; provided, that if such sums are not paid within twenty (20) days of written demand therefor, such sums shall thereafter bear interest at the default rate set forth in Section 2.10.

4.6 Protection of Collateral; Reimbursement. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use or other taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of either Borrower's business operations which, if unpaid, could result in the imposition of any Lien upon the Collateral, shall be borne and paid by Borrowers. If any Borrower fails to promptly pay any portion thereof when due, except as may otherwise be permitted hereunder or under any of the other Credit Documents, Lender may, at its option, but shall not be required to, pay the same. All sums so paid or incurred by Lender for any of the foregoing and any and all other sums for which any Borrower may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses, and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder shall be repayable on demand and, until paid by such Borrower to Lender with interest thereon at the Prime Rate plus fifty Basis Points (50 bps), shall be additional Secured Obligations; provided, if such sums are not paid within twenty (20) days of written demand therefor, such sums shall thereafter bear interest at the default rate set forth in
Section 2.10. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, except gross negligence or willful misconduct on the part of Lender while the Collateral is in the possession of or under the control of Lender, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

4.7 Inspection. Lender (by any of its officers, employees, agents or representatives) shall have the right, at Borrowers' expense, to inspect any of the Property, the Collateral, the premises upon which any of the Collateral is located, and any and all books, records, journals, orders, receipts or other correspondence (and to make extracts or copies thereof as Lender may desire) to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral or the financial condition of either Borrower. In addition, Borrowers agree that the Lender may perform field examinations and audits (currently expected to occur three (3) times per year, but without limitation in Lender's Permitted Discretion) and the preparation of reports of the Collateral and other Borrower records, at Borrowers' expense, at the Lender's then customary charge (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Lender with respect to each field examination or audit) plus travel, lodging, meals and other out of pocket expenses.

4.8 Real Property as Collateral. Effective as of the date of this Agreement, all the Obligations (as modified, amended, expanded and restated herein) shall be secured by a Lien upon all the Real Property, wherever located, and shall continue and subsist as part of the Collateral to secure the Secured Obligations.

4.9 Commercial Tort Claims. Each Borrower shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify the Lender of any Commercial Tort Claim acquired by it and, unless the Lender otherwise consents, such Borrower shall enter into an amendment to this Agreement granting to Lender a first priority security interest in such Commercial Tort Claim.

5. PROVISIONS RELATING TO ACCOUNTS

5.1 Conditions. With respect to each Borrower's Accounts, Lender may rely, in determining which Accounts are Eligible Accounts, on all reports, statements or representations made by each Borrower with respect to any such Account or Accounts. In the event any Account is or becomes ineligible, Borrowers shall promptly notify Lender upon obtaining knowledge of the same and, in any event, if any such report, statement or representation by any Borrower is breached or otherwise proves untrue, regardless of either Borrower's knowledge thereof, Lender may deem such Accounts ineligible, but Lender shall retain its security interest in all Accounts, eligible and ineligible, until all Obligations are paid and satisfied in full.

5.2      Collection of Accounts.

         (a) The Borrowers shall maintain the Lender (or their lawful successors), as the Borrowers' principal depository bank. Both the Lender and AmSouth Bank, N.A. shall be designated as Depository Banks; provided, that any accounts other than payroll and tax accounts located at Amsouth Bank shall be subject at all times to Agency Account Agreements in form and substance acceptable to Lender. All checks, drafts, cash and other proceeds realized from the sale of any Inventory or otherwise from the sale or other disposition of any of the other Collateral, including, without limitation, all proceeds realized from the collection of the Accounts or otherwise pursuant to any contract right, note, bill, draft, acceptance, chattel paper, chose in action and other like forms of general intangibles, and all remittances received by either Borrower in respect to the foregoing, shall, upon receipt by the Borrower, be held by such Borrower as trustee of an express trust for Lender's sole benefit and subject to immediate deposit (in their original form duly endorsed in blank) in the Agency Account or in any other special account over which Lender has the sole right and power of withdrawal, maintained at a financial institution acceptable to Lender. The Agency Account shall be subject to an Agency Account Agreement of such Depository Bank which waives any right of setoff such Depository Bank might otherwise claim to have against any funds in the Agency Account and to otherwise charge any costs relative to the Agency Account to Borrowers or such other account(s) as either Borrower may maintain with such Depository Bank, such Agency Account Agreement to be in form and substance acceptable to Lender. Lender assumes no responsibility for any claim of accord and satisfaction or release with respect to funds that have been deposited in the Agency Account.

         (b) Upon the occurrence and during the continuance of an Event of Default, if at any time requested by Lender, Continental and Goodman shall instruct all Account Debtors to mail their payments directly to a designated post office lockbox (a "Lockbox") maintained at Continental's expense, with respect to which only Lender or, should Lender so agree, a designated financial institution, shall have the right of access, the right to open all mail delivered to the Lockbox and to process all remittances therein, and all payments so received shall be subject to immediate deposit into the Cash Collateral Account.

         (c) All funds held in the Agency Account shall be transferred to the Cash Collateral Account as set forth in the Agency Account Agreement or as otherwise designated by Lender. Lender shall have the right of access, the right to open all mail delivered to the Cash Collateral Account and to process all remittances transferred or deposited therein. The application of any funds to the payment of the Obligations shall not occur until Lender's receipt of such funds in cleared federal funds in the Cash Collateral Account. Lender agrees that all funds received by Lender by wire transfer for either Borrower's account prior to 10:00 a.m. on any Business Day of Lender shall be deemed cleared federal funds in the Cash Collateral Account. Funds received by Lender by wire transfer for either Borrower's account after 10:00 a.m. on any Business Day of Lender shall be deemed cleared federal funds in the Cash Collateral Account on the next Business Day of Lender. The order and method of application of such payments shall be in the sole discretion of Lender.

         (d) Lender reserves the right upon the occurrence and during the continuance of an Event of Default to notify Account Debtors and other Persons indebted to Borrowers of Lender's interest in any such amounts payable to Borrowers and to instruct such Account Debtors and other Persons to remit the same directly to Lender and all such funds (less any costs of collection and other charges or expenses incurred in connection therewith as hereinafter provided) shall be subject to application to the Obligations.

5.3 Verification of Accounts. Any of Lender's officers, employees, or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or in the name of the Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph, or otherwise.

5.4 Assignments, Records and Schedules of Accounts. Each Borrower shall execute and deliver to Lender, on forms supplied by Lender and no less frequently than once a week, written assignments of all of its Accounts after shipment of the subject goods, together with copies of invoices and/or invoice registers related thereto as Lender may from time to time request and, on or before the last day of each month from and after the date hereof, each Borrower shall deliver to Lender, in form and substance acceptable to Lender, a detailed aged trial balance, dated as of the last day of the preceding month, of all then existing Accounts specifying the names, face value and dates of invoices for each Account Debtor obligated on an Account so listed. In addition, each Borrower shall, upon Lender's request, furnish Lender with copies of proof of delivery and the original copy of all documents relating to the Accounts, including, without limitation, repayment histories and present status reports, relating to the Accounts and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.

6. PROVISIONS RELATING TO INVENTORY

6.1 Inventory Representations and Warranties. In determining which items of Inventory constitute Eligible Inventory, Lender may rely on all reports, statements or representations made by either Borrower with respect to any Inventory. In the event any Inventory is or becomes ineligible, Borrowers shall promptly notify Lender upon obtaining knowledge of the same and, in any event, if any such report, statement or representation by either Borrower is breached or otherwise proves untrue, regardless of either Borrower's knowledge thereof, Lender may deem such Inventory ineligible, but Lender shall retain its security interest in all Inventory, eligible and ineligible, until all Obligations are paid and satisfied in full and this Agreement is terminated.

6.2 Returned Inventory. Each Borrower shall execute and deliver to Lender, on forms supplied by Lender and no less frequently than once a month, a report of returns of any Inventory and as requested by Lender, provide to Lender copies of any credit memorandums to the Account Debtor issued in respect thereof. In all cases, Lender shall be promptly notified of returns of Inventory, the reason for such return and the location of such returned Inventory and, unless otherwise agreed by Lender, no such returned Inventory shall be Eligible Inventory for purposes of this Agreement.

6.3 Physical Inventory. Each Borrower shall conduct a physical count of its Inventory annually so long as no Event of Default has occurred, supplying Lender with a copy of such counts accompanied by a report of the value (at the lower of cost or market value) thereof. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall conduct a physical count of its Inventory at such intervals as Lender may request.

7. REPRESENTATIONS AND WARRANTIES

7.1 General Representations and Warranties. As an inducement to Lender to make advances hereunder, each Loan Party warrants, represents and covenants to Lender that:

         (a) Organization and Qualification. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each other state or jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, or in which the failure of such Loan Party to be so qualified would have a Material Adverse Effect.

         (b) Authority and Powers. Each Loan Party has the full right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Credit Documents to which it is a party. This Agreement and each of the other Credit Documents to which such Loan Party is a party have each been duly authorized and approved by all requisite action on the part of such Loan Party, and are the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except to the extent such enforceability is limited by bankruptcy, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies from time to time in effect. The execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party will not conflict with or result in any breach of any of the provisions of, or constitute a default or violation under, or result in the creation of any Lien (other than Permitted Liens) upon any assets of such Loan Party under the provisions of (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Loan Party;
(ii) the certificate of incorporation, by-laws or other organizational or stockholders agreement of such Loan Party or any Affiliate, or (iii) any Material Agreement to which any Loan Party is a party or by which it or its Property is bound. Each Subsidiary of each Loan Party and Subsidiary is listed on attached SCHEDULE 7.1(B). Global owns all of the issued and outstanding shares of stock of each Borrower.

         (c) Material Agreements. Except as disclosed on SCHEDULE 7.1(C) attached hereto, such Loan Party is not a party to nor is such Loan Party or any of its property bound by (i) any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could have a Material Adverse Effect, (ii) any Debt Instrument, (iii) any security agreement, Mortgage, pledge, assignment or other document or arrangement whereby any Lien upon any of such Loan Party's assets exists in favor of any Person other than Lender except for Permitted Liens, (iv) any lease (capital, operating or otherwise), whether as lessee or lessor thereunder where the amount involved is in excess of the sum of $50,000 per annum, or extends for more than one year, or both, which, if violated, could have a Material Adverse Effect (v) any contract, commitment, agreement or other arrangement involving the purchase or sale of any Inventory by such Loan Party, or the license of any right to or by such Loan Party, which, if terminated for any reason, could result in a Material Adverse Effect, (vi) any contract, commitment, agreement or other arrangement with any Affiliate which, if violated, could have a Material Adverse Effect, (vii) any management or employment contract or contract for personal services with any Person, not otherwise an Affiliate, which is not otherwise terminable at will or on less than one (1) year's notice without liability which, if violated, could have a Material Adverse Effect, (viii) any collective bargaining agreement which, if violated, could have a Material Adverse Effect, (ix) any Plan which, if violated, could have a Material Adverse Effect or (x) any other contract, agreement, understanding or arrangement which, if violated, could have a Material Adverse Effect.

         (d) General Matters. Except as disclosed on SCHEDULE 7.1(D) hereto, such Loan Party (i) has not, during the preceding five (5) years, been known as or operated under or otherwise used any other corporate or fictitious name, trade name or tradestyle, (ii) has not, during the preceding five (5) years, been the surviving Person of any merger or consolidation and has no Affiliates,
(iii) has no lawsuits, actions, investigations or other proceedings pending or to the best of its knowledge currently threatened against it of any nature whatsoever in any court or before any governmental authority, arbitration board or other tribunal, (iv) holds all material permits, certificates, licenses, orders, registrations, franchises, authorizations and other approvals from all federal, state, local and foreign governmental and regulatory bodies necessary for the conduct of its business operations in compliance with applicable law,
(v) has to the best of its knowledge fully complied in all material respects with all applicable statutes, rules, regulations and orders, federal, state, local or foreign, including, without limitation, equal employment practices,
(vi) is not in violation of or in default with respect to any material term or condition of any Material Agreement, (vii) has not received any notice to the effect that it is not substantially in full compliance with any of the requirements of ERISA or (viii) has no actual knowledge of material grievances, disputes or controversies outstanding with any union or other organization of its employees or threats of work stoppage, strike or pending demands for collective bargaining which, if any of the foregoing representations in (i) -
(viii) hereof were breached, could have a Material Adverse Effect.

         (e) Use of Proceeds. Borrowers' uses of the proceeds of the Term A Loan and Revolving Loan made by Lender to Borrowers pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by the stockholders and directors of such Borrower, and such uses are and will continue to be consistent with this Agreement and all applicable laws and statutes, as in effect from time to time. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of any regulation of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Term A Loan and Revolving Loan to Borrowers will be used to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any margin stock, or to extend credit to others for the purpose of purchasing or carrying margin stock.

         (f) Intellectual Property Rights. As of the date of this Agreement: (a)
SCHEDULE 7.1(F) sets forth a correct and complete list of all Intellectual Property Rights of each Loan Party; (b) none of the Intellectual Property Rights listed in SCHEDULE 7.1(F) is subject to any licensing agreement or similar arrangement except as set forth in SCHEDULE 7.1(F); (c) the Intellectual Property Rights described in SCHEDULE 7.1(F) constitute all of the property of such type necessary to the current and anticipated future conduct of the Loan Parties' business; (d) to the best of each Loan Party's knowledge, no slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by any Loan Party infringes in any material respect upon any rights held by any other Person; and
(e) no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard, or code is pending or, to the knowledge of any Loan Party, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (g) Solvent Financial Condition. As of the date hereof, and after giving effect to the transactions contemplated by this Agreement, the Bond Restructuring Agreement and the Permitted Distributions, to the best of each Borrower's knowledge and belief (i) the fair saleable value of such Borrower's assets is greater than the amount required to pay its total liabilities, (ii) such Borrower is able to pay its debts as they mature in the ordinary course of business and is not otherwise insolvent in any respect and (iii) such Borrower's capital is sufficient and not unreasonably small for the business and transactions in which such Borrower is engaged or about to engage.

         (h) Ownership of Properties. Except as set forth on SCHEDULE 7.1(H) on the date of this Agreement, the Loan Parties will have good title, free of all Liens other than the Permitted Liens, to all of the Property and assets reflected in the Loan Parties' most recent consolidated financial statements provided to the Lender as owned by the Loan Parties.

         (i) Real Property; Leases. As of the Closing Date, SCHEDULE 7.1(I) sets forth a correct and complete list of all Real Property owned by each Loan Party, all leases and subleases of Real Property by each Loan Party as lessee or sublessee, and all leases and subleases of real Property by each Loan Party as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each Loan Party has good and indefeasible title in fee simple to the Real Property identified on SCHEDULE 7.1(I) as owned by such Loan Party, or valid leasehold interests in all real Property designated therein as "leased" by such Loan Party.

         (j) Financial Statements and Projections.

                  (i) The Financial Statements have each been prepared in accordance with GAAP, and present fairly in all material respects the financial position of such Borrower at such date and the results of such Borrower's operations for such period. There has been no change in the condition, financial or otherwise, of such Borrower as shown on the Financial Statements and no change in the aggregate value of machinery and equipment owned by such Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate will have a Material Adverse Effect.

                  (ii) The Projections have been prepared by an officer, or agent, of Borrowers in good faith, substantially in accordance with GAAP on a pro-forma basis, after giving effect to the consummation of the transactions contemplated by this Agreement and the Projections are arithmetically accurate.

         (k) Full Disclosure. Neither this Agreement, nor any written statement made by any Loan Party in connection herewith, contains any untrue statement of a material fact. To the best knowledge of such Loan Party, there is no fact which such Loan Party has not disclosed to Lender which has, or will have, a Material Adverse Effect.

         (l) Tax Returns. The Loan Parties have filed all federal, state and local tax returns and other reports they are required by law to file and have, except as otherwise permitted herein, paid all taxes, assessments, fees and other governmental charges that are due and payable. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The provision for taxes on the books of such Loan Parties are adequate for all years not closed by applicable statutes and for their current fiscal year.

         (m) Securities Laws. Each Loan Party's execution and delivery of this Agreement and each of the other Credit Documents to which it is a party will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto.

         (n) O.S.H.A. and Environmental Matters. Except as set forth in SCHEDULE 7.1(N) attached hereto, the Loan Parties have duly complied with, and its facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act as amended, all Environmental Laws and all rules and regulations thereunder and all similar federal, state and local laws, rules and regulations and there have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its respective facilities, business, assets, property, leaseholds or equipment under any such laws, rules or regulations. The Loan Parties have been issued all required federal, state and local licenses, certificates or permits relating to such Loan Party's business and facilities, and such Loan Party and its facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, Environmental Laws.

         (o) ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrowers nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         (p) Bank Accounts. As of the date of this Agreement, SCHEDULE 7.1(P) contains a complete and accurate list of all bank accounts maintained by each Loan Party with any bank or other financial institution.

         (q) Indebtedness. As of the date of this Agreement and after giving effect to the Credit Extensions to be made on the Effective Date (if any), the Loan Parties have no Indebtedness, except for (a) the Obligations, and (b) any Indebtedness described on SCHEDULE 7.1(Q).

         (r) Affiliate Transactions. Except as set forth on SCHEDULE 7.1(R), as of the date of this Agreement, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, or Affiliates (other than Subsidiaries) of any Loan Party or Global or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party (except that any such Persons may own stock in (but not exceeding 2.0% of the outstanding Capital Stock of) any publicly traded company that may compete with a Loan Party).

         (s) Insurance. SCHEDULE 7.1(S) lists all insurance policies of any nature maintained, as of the date of this Agreement, by each Loan Party.

         (t) Subordinated Debt. The Secured Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of the Intercreditor Agreement. In addition, (a) no Event of Default or Default (each as defined in the Indenture) exists, nor will any such Event of Default or Default exist immediately after the granting or continuation of any Loan, under the Indenture, the Bond Restructuring Agreement, the Bond Obligations or any agreement executed by Global or any Borrower in connection therewith; (b) no Loan Party, any of its Subsidiaries, nor Global has incurred any Existing Indebtedness, indebtedness pursuant to a Revolving Credit Facility, or Permitted Refinancing

Indebtedness, and/or Permitted Debt (as the terms are defined in the Indenture) other than the Obligations; (c) no Loan Party, any of its Subsidiaries, or Global has incurred either prior to or after the granting of any Loan, any Indebtedness (as defined in the Indenture) in violation of Section 4.09 of the Indenture; and (d) all of the Obligations constitute both Existing Indebtedness, Revolving Credit Facility, Permitted Refinancing Indebtedness, and/or Permitted Debt (each as defined in the Indenture).

         (u) Investment Company Act. No Loan Party is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         (v) Trade Relations. To the best of such Borrower's knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of such Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances known to such Borrower which would have a Material Adverse Effect on such Borrower in any respect or prevent such Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner which it has heretofore been conducted except for economic conditions and such other factors not within the reasonable control of such Borrower.

         (w) Collateral. To the best of such Borrower's knowledge, all Collateral is in good operating condition and repair and all necessary replacements of and repairs to the same have been made so that the value and operating efficiency thereof has been maintained and preserved, reasonable wear and tear excepted and where a breach hereof would have a Material Adverse Effect.

7.2 Reaffirmation. Each request for an advance made by each Borrower pursuant to this Agreement shall, unless Lender is otherwise notified in writing prior to the time of such advance, constitute (i) an automatic representation and warranty by such Borrower to Lender that there does not then exist an Event of Default or Unmatured Default, and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of such Borrower contained in this Agreement or any of the other Credit Documents.

7.3 Survival of Representation and Warranties. Each Borrower covenants, warrants and represents to Lender that all representations and warranties of such Borrower contained in this Agreement and each of the other Credit Documents shall be true at the time of such Borrower's execution of this Agreement and such other Credit Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

8. COVENANTS AND CONTINUING AGREEMENTS

8.1 Affirmative Covenants. So long as any Obligations remain unsatisfied, each Borrower executing this Agreement jointly and severally covenants as to all Loan Parties that, unless otherwise consented to by Lender in writing, it will:

         (a) Pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding by Lender to any Borrower or any other Person on behalf of any Borrower of any proceeds of loans made by Lender pursuant to this Agreement or, (ii) the depositing for collection, by Lender, of any check or item of payment received and/or delivered to Lender on account of the Obligations.

         (b) Carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary in order for such Borrower to conduct its business in such states or in which the failure to so qualify would have a Material Adverse Effect.

         (c) Timely file all federal, state and local tax returns and other reports such Borrower is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any property belonging to it, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same are being contested in good faith by appropriate proceedings and adequate book reserves have been established with respect to each such claim being contested.

         (d) Maintain its Property in good repair, working order and condition and make all necessary renewals, repairs, replacements, additions and improvements thereto so as to maintain the value and operating efficiency thereof so its business carried on in connection therewith may be properly conducted at all times, reasonable wear and tear excepted.

         (e) Comply with all laws, ordinances, governmental rules and regulations, orders, writs, judgments and decrees to which it or its Property is subject and obtain and maintain in effect all licenses, permits, franchises, governmental authorizations, Intellectual Property Rights, which are necessary to the ownership of its Property or to the conduct of its business and which, if violated, would result in a Material Adverse Effect.

         (f) If applicable, at all times make prompt payment of any and all contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each Plan, if any, maintained by such Loan Party and otherwise in regard thereto (i) furnish Lender with any annual report required to be filed pursuant to Section 103 of ERISA in connection with each Plan and any other employee benefit plan of such Loan Party or its Affiliates subject to said Section (ii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the Plan; and (iii) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any such Plan or any other such employee benefit plan as may be reasonably requested.

         (g) Promptly upon, but in no event later than three (3) Business Days after acquiring actual knowledge thereof, (i) inform Lender, in writing, of the assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by it to any Account Debtor not otherwise disclosed to Lender; and (ii) furnish to and inform Lender of all material adverse information relating to the financial condition of any Account Debtor.

         (h) Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions and permit the Lender, in its discretion, to conduct quarterly audits, at such Borrower's expense.

         (i) Cause to be prepared and furnished to Lender the following (which in the case of any financial statements shall consist at a minimum of a balance sheet, income statement and statement of cash flow kept and prepared in accordance with GAAP, unless such Borrower's or Global's certified public accountants concur in any changes therein and such changes are disclosed to Lender and are consistent with then generally accepted accounting principles):

                  (i) As soon as possible, but not later than one hundred twenty
         (120) days after the close of each fiscal year of such Borrower, audited annual financial statements of each Borrower as of the end of each such fiscal year on a consolidated and consolidating basis, prepared by a firm of independent certified public accountants of recognized standing, selected by such Borrower and reasonably acceptable to Lender, accompanied by (i) any management letter prepared by said accountants, and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof;

                  (ii) As soon as possible, but not later than thirty (30) days after the end of each month hereafter, unaudited interim financial statements, on a consolidated and consolidating basis for Borrowers as of the end of such month and of the portion of Borrowers' fiscal year then elapsed certified by the chief financial officer or controller of such Borrower as prepared in accordance with GAAP (without footnotes) and fairly presenting in all material respects the financial position and results of operations of such Borrower for such month and period;

                  (iii) Concurrently with the delivery of the financial statements described in Subsections (i), and within thirty (30) days after the end of each calendar quarter, a compliance certificate (the "Compliance Certificate") substantially in the form of EXHIBIT J attached hereto from the chief financial officer or controller of each Borrower certifying to Lender that to the best of his knowledge, such Borrower has kept, observed, performed and fulfilled in all material respects each and every covenant, obligation and agreement binding upon such Borrower contained in this Agreement or the Credit Documents, and that no Event of Default or Unmatured Default has occurred or specifying any such Event of Default or Unmatured Default, together with a calculation demonstrating compliance with all financial covenants set forth in Sections 8.1 and 8.2 hereof as of the end of the period covered by such certificate;

                  (iv) If applicable, concurrently with the sending or filing thereof, as the case may be, copies of any definitive financial statements or reports which such Borrower and/or Global has made available to its stockholders or directors and copies of any regular periodic or special reports, schedules, registration statements or other documents (including, without limitation, all forms 8-K , 10-Q or 10-K) which such Borrower and/or Global files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange or self-regulatory securities organization, including the National Association of Securities Dealers, Inc.;

                  (v) As soon as possible, but not later than twenty (20) days after the end of each month hereafter:

                           (1) a detailed aging of each Borrower's Accounts,
                  including all invoices aged by invoice date, prepared in a manner reasonably acceptable to the Lender, together with a summary specifying the name, address, and balance due for each Account Debtor;

                           (2) a schedule detailing each Borrower's Inventory,
                  in form satisfactory to the Lender, (a) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Lender has previously indicated to the Borrower are deemed by the Lender to be appropriate, and (b) including a report of any variances or other results of Inventory counts performed by such Borrower since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by such Borrower and complaints and claims made against the Borrower);

                           (3) a worksheet of calculations prepared by each
                  Borrower to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

                           (4) a reconciliation of each Borrower's Accounts and
                  Inventory between the amounts shown in such Borrower's general ledger and financial statements and the reports delivered pursuant to clauses (1) and (2) above;

                           (5) a reconciliation of the loan balance per each
                  Borrower's general ledger to the loan balance under this Agreement; and

                           (6) as of the month then ended, a schedule and aging
                  of the Borrowers' accounts payable;

                  (vi) Daily, a Borrowing Base Certificate for each Borrower which calculated such Borrower's Borrowing Base, and supporting weekly and monthly backup to such Borrowing Base Certificates acceptable to Lender in its reasonable discretion;

                  (vi) As soon as possible, but not later than forty-five (45) days after the end of each calendar quarter, unaudited interim financial statements of Global as of the end of such quarter and of the portion of Global's fiscal year then elapsed certified by the chief financial officer or controller of Global as prepared in accordance with GAAP (without footnotes) and fairly presenting in all material respects the financial position and results of operations of Global for such month and period;

                  (vii) As soon as possible, but not later than November 30 of each calendar year, commencing as of November 30, 2004, Projections for each month of the next ensuing fiscal year of Borrowers in a form reasonably satisfactory to Lender; and

                  (viii) Such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, the Real Properties, or Borrowers' and/or Global's financial conditions and/or results of operations;

         (j) Each Loan Party will give prompt notice in writing to the Lender of:

                  (1) the occurrence of any Default or Unmatured Default;

                  (2) any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect;

                  (3) the assertion by the holder of any Capital Stock of any Loan Party or the holder of any Indebtedness of any Loan Party in excess of $100,000 that any default exists with respect thereto or that any Loan Party is not in compliance therewith;

                  (4) receipt of any written notice that any Loan Party is subject to any investigation by any governmental entity with respect to any potential or alleged violation of any applicable Environmental Law or of imposition of any Lien against any Property of any Loan Party for any liability with respect to damages arising from, or costs resulting from, any violation of any Environmental Laws;

                  (5) receipt of any notice of litigation commenced or threatened against any Loan Party that (i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws; or (vi) involves any product recall;

                  (6) any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral;

                  (7) its decision to change, (i) such Loan Party's name or type of entity (or with respect to such change, the Loan Party's organization identification or registration number changes), (ii) such Loan Party's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by laws, or operating or other management agreement, and
         (iii) the location where any Collateral is held or maintained; provided that, in no event shall the Lender receive notice of such change less than thirty days prior thereto;

                  (8) commencement of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $100,000;

                  (9) the opening of any new deposit account by any Loan Party with any bank or other financial institution;

                  (10) any loss, damage, or destruction to the Collateral in the amount of $100,000 or more, whether or not covered by insurance;

                  (11) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located (which shall be delivered within two Business Days after receipt thereof);

                  (12) all material amendments to real estate leases together with a copy of each such amendment;

                  (13) immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

                  (14) any notice provided to the trustee with respect to any of the Bond Obligations or under the Indenture, such notice to be contemporaneously delivered by the Borrower to the Lender; and

                  (15) any other matter as the Lender may reasonably request.

         (k) Provide Lender with all warehouse receipts respecting any Inventory and copies of all agreements between such Borrower and any bailee, warehousemen or similar party with whom Inventory may from time to time be stored.

         (l) If any of the Accounts arise out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, promptly notify Lender thereof in writing and execute any instruments and take any other action required or requested by Lender to perfect Lender's security interest in such Accounts under the provisions of the Assignment of Claims Act of 1940.

         (m) Deliver to Lender, upon demand, any and all evidence of ownership of Collateral, inclusive of any certificates of title or applications therefor, and maintain accurate, itemized records describing the kind, type, quantity and value of all Collateral, a summary of which shall be provided to Lender on at least an annual basis and more frequently if requested by Lender.

         (n) In the event any Account is or becomes evidenced by any note, trade acceptance or other instrument, promptly notify Lender of such fact and, upon Lender's request, deliver the same to Lender, appropriately endorsed to Lender's order and, regardless of the form of such endorsement, such Borrower hereby waives presentment, demand, notice of dishonor, protect and notice of protest and all other notices with respect thereto.

         (o) Each Loan Party executing this Agreement authorizes the Lender, to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to communicate to the Lender information relating to any Loan Party with respect to the business, results of operations and financial condition of any Loan Party.

         (p) Each Loan Party shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all

Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Lender. With respect to such locations or warehouse space leased or owned as of the date of this Agreement and thereafter, if the Lender has not received a Collateral Access Agreement as of the Effective Date (or, if later, as of the date such location is acquired or leased), the Borrowers' Eligible Inventory at that location shall be excluded from the applicable Borrower's Borrowing Base. After the date of this Agreement, no real property or warehouse space shall be leased by any Loan Party and no Inventory shall be shipped to a processor or converter under arrangements established after the date of this Agreement unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location and if it has not been obtained, Borrowers' Eligible Inventory at that location shall be excluded from the applicable Borrower's Borrowing Base. Each Loan Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located. To the extent permitted hereunder, if any Loan Party proposes to acquire a fee ownership interest in Real Property after the date of this Agreement, it shall first provide to the Lender a mortgage or deed of trust granting the Lender a first priority Lien on such Real Property, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by the Lender, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by the Lender, in each case, in form and substance reasonably satisfactory to the Lender.

         (q) The Loan Parties will provide to the Lender upon the Lender's request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of a Loan Party; provided that, the Lender may, in its discretion, defer delivery of any such Deposit Account Control Agreement, establish a Reserve with respect to any deposit account for which the Lender has not received such Deposit Account Control Agreement, and require the Loan Party to open and maintain a new deposit account with a financial institution subject to a Deposit Account Control Agreement.

         (r) Subject to applicable law, each Loan Party shall, unless the Lender otherwise consents, (i) cause each Subsidiary of the Borrowers and/or Global (excluding any Foreign Subsidiary) to become or remain a Loan Party and a Guarantor and (ii) cause each Subsidiary of the Borrowers and/or Global (excluding any Foreign Subsidiary) formed or acquired after the Closing Date in accordance with the terms of this Agreement to (1) become a party to this Agreement by executing the Joinder Agreement set forth as EXHIBIT K hereto (the "Joinder Agreement"), and (2) guarantee payment and performance of the Guaranteed Obligations pursuant to the Guaranty.

         Upon the request of the Lender, each Loan Party shall (i) grant Liens to the Lender pursuant to such documents as the Lender may reasonably deem necessary and deliver such property, documents, and instruments as the Lender may request to perfect the Liens of the Lender in any Property of such Loan Party which constitutes Collateral, including any parcel of Real Property located in the U.S. owned by any Loan Party, and (ii) in connection with the foregoing requirements, or either of them, deliver to the Lender all items of the type required by Sections 4, 5, 6, 8.1(m) and (q), 10.1 and 10.2 (as applicable). Upon execution and delivery of such Loan Documents and other instruments, certificates, and agreements, each such Loan Party shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents.

         (s) Dividends.

                  (1) No Loan Party will declare or pay any dividends or make any distributions on its Capital Stock (other than dividends or distributions payable in its own common stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except for (i) Permitted Distributions, and (ii) that any Subsidiary may declare and pay dividends or make distributions to the Borrowers or to a Wholly Owned Subsidiary of the Borrowers

                  (2) No Loan Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower; provided, that this clause shall not be deemed to prevent restrictions or prohibitions upon dividends or distributions by foreign Subsidiaries of any Loan Party to or for the benefit of Global pursuant to the terms and provisions of financing agreements entered into by such foreign Subsidiaries.

         (t) Maintain a consolidated Minimum Net Worth, in each case calculated based upon Borrowers' fiscal quarter end combined consolidated financial statement prepared in accordance with GAAP, for each fiscal quarter ending on the dates shown below of not less than the following amounts:

     Period                                           Minimum Net Worth
     ------                                           -----------------
     As of June 30, 2004                              $16,000,000
     As of September 30, 2004                         $12,000,000
     As of December 31, 2004                          $9,500,000
     As of March 31, 2005 and the                     To be determined by mutual
     end of each calendar quarter                     agreement by Borrowers and
     thereafter                                       Lender within 30 days of
                                                      Lender's receipt of the
                                                      Borrowers' Projections for
                                                      calendar year 2005;
                                                      provided, that if
                                                      Borrowers and Lender
                                                      cannot mutually agree upon
                                                      such amount, then Lender
                                                      in its reasonable credit
                                                      judgment shall determine
                                                      the Minimum Net Worth to
                                                      apply under this covenant.

         (u) Maintain Debt Coverage of at least 1.0:1.0 for the six-month period ended June 30, 2004, of at least 1.10:1.0 for the nine-month period ending September 30, 2004, and at least 1.2:1.0 for the twelve-month period ending December 31, 2004 and for each calendar quarter thereafter calculated on a rolling twelve-month basis. For purposes of calculating the Debt Service Coverage Ratio, for all testing periods ending on or prior to June 30, 2005, it shall be assumed that: i) the Bond Restructuring has been consummated, ii) for each calendar month commencing as of January, 2004, Borrower incurred one twelfth (1/12) of the annual debt service under the Bond Restructuring, regardless of whether such debt service under the Bond Restructuring was actually paid during any such testing period; and iii) for each calendar month commencing as of January, 2004, Borrower incurred one twelfth (1/12) of the annual debt service under the Term A Loan, regardless of whether such debt service under the Term A Loan was actually paid during any such testing period.

         (v) Borrowers shall maintain their primary deposit and disbursement accounts with Lender. In addition, Borrowers shall purchase the services of Lender's cash management program, which includes lockbox, cash collateral account, controlled disbursement account and The One Net (C), all in accordance with the Lenders standard terms, conditions and pricing.

         (w) Borrowers acknowledge that the financial covenants set forth in Sections 8.1(t), and (u) and Section 8.2(s) are based and calculated upon the assumption that the Permitted Distributions have occurred. In the event that Borrowers do not make the Permitted Distributions for any reason, the covenants set forth in Sections 8.1(t), and (u) and Section 8.2(s) shall be modified by Lender in its reasonable discretion to reflect the fact that the Permitted Distributions were not made and in a manner consistent with the convents set forth herein.

8.2 Negative Covenants. So long as any Obligations remain unsatisfied under this Agreement, each Borrower executing this Agreement, jointly and severally, covenants that, unless Lender has first consented thereto in writing (each such request for Lender's consent to be in writing and to be provided to Lender at least ten (10) days prior to the date on which Lender must decide whether to give its consent), which consent will not be unreasonably withheld by Lender as to (a) and (c) below only, it will not:

         (a) Merge or consolidate with or acquire all or any substantial portion of the assets or capital stock of any Person.

         (b) Except to the extent permitted in 8.2(s), make any loans or other advances of money, or grant extensions of credit (other than normal extensions of trade credit in the ordinary course of business and reasonable salary, travel or relocation advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

         (c) Create, incur, assume, or suffer to exist any Indebtedness, except the Obligations and the following (herein referred to as "Permitted Indebtedness"):

                  (i) Trade payables and other current liabilities incurred in the ordinary course of business;

         and
                  (ii) Such other Indebtedness not to exceed $500,000 in the aggregate annually as to both Borrowers or as described on SCHEDULE 8.2(C) hereto or as hereafter approved by Lender in writing.

         (d) Enter into, or be a party to, any transaction with any Affiliate of either Borrower, except in the ordinary course of, and pursuant to the reasonable requirements of, such Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and which are no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with a Person not an Affiliate of any Borrower.

         (e) Permit or agree to any material extension or modification with respect to, or compromise or settle any Account, other than as reflected in the schedules of accounts submitted to Lender pursuant to Section 5.4 hereof.

         (f) Become or be liable in respect of any Guaranty except by endorsement of instruments or items of payment in the ordinary course of business for deposit or collection.

         (g) Permit or suffer to exist any Lien in or upon any of the Collateral or Real Property, except the following (herein referred to as "Permitted Liens"):

                  (i) Those security interests granted in favor of Lender pursuant to this Agreement and the other Credit Documents; and

                  (ii) Such other Liens as described on SCHEDULE 8.2(G) hereto or as hereafter approved by Lender in writing;

         (h) Divest itself of any material assets or business theretofore conducted by transferring the same to any Affiliate or any partnership, joint venture, or similar arrangement.

         (i) Subcontract any material operations to any Affiliate, except with the written consent of Lender.

         (j) Without ten (10) days prior notice to Lender, transfer its executive offices, or maintain records with respect to Accounts at any locations other than its Principal Business Location.

         (k) Except with respect to transactions otherwise permitted hereunder, make deposits to or withdrawals from any of such Borrower's deposit accounts for the benefit of any of its Affiliates.

         (l) Sell, lease, transfer or otherwise dispose of any of its assets where the net book value exceeds in the aggregate $250,000 during any fiscal year of such Borrower, other than Inventory sold in the ordinary course of business.

         (m) Use any name (other than its own) or any fictitious name, trade name, tradestyle or "d/b/a" except for the names disclosed on SCHEDULE 7.1(D) attached hereto and made a part hereof.

         (n) Make a sale to any customer on approval, consignment, bill-and-hold, guaranteed sale, sale and return or any other repurchase basis, unless such sale is specifically identified on the written assignments of Accounts delivered to Lender pursuant to Section 5.4 hereof.

         (o) Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement or the Notes to violate Regulation G or any other regulation of the Federal Reserve Board then in effect.

         (p) Make or have any Restricted Investment, which for purposes of this Agreement shall mean (each, a "Restricted Investment") any investment in cash or by delivery of property to any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, in any property except the following:

                  (i) Assets to be used in the ordinary course of business;

                  (ii) Current assets arising from the sale of goods and services in the ordinary course of business of such Borrower;

                  (iii) Investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

                  (iv) Investments in certificates of deposit maturing within one (1) year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000.00); and

                  (v) Investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof.

         (q) Enter into any arrangement with any Person providing for the leasing by such Borrower of property which has been or is to be sold or transferred by such Borrower to such person if funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower.

         (r) Make any prepayment of principal on any Indebtedness, excepting the Obligations.

         (s) Make any advances or loans to any Subsidiary, including any foreign-based Subsidiaries of either of the Borrowers; provided, however, that the Borrowers, or either of them, may make loans and advances to any one or more Subsidiaries of Continental in an aggregate amount at any time not to exceed $1,500,000 in the aggregate (net)1 commencing as of July 1, 2004; provided, further, no advance may be made to a Subsidiary or the Subsidiaries of Continental if on the Business Day occurring immediately after any advance or advances (regardless of how di minimus such advance may be) the Borrowers (collectively) would not have minimum excess Availability of at least $4,000,000 under the Revolving Loan. All such loans or advances to Subsidiaries of Continental shall be evidenced by promissory notes which shall be deemed to be and hereby are assigned to Lender and shall be included as additional Collateral, and Borrowers shall physically deliver to Lender the original executed such promissory note. Borrowers shall apply against the outstanding balances thereof all payments designated by a Subsidiary as an advance or loan payment, and Borrowers may, in their discretion, apply against such outstanding balances such other cash amounts received by Borrowers from the Subsidiaries in the form of advisory fees, management fees or otherwise to the extent (1) such application is lawful, and (2) Borrowers expressly itemize such payments and application as a part of regular financial reporting to Bank pursuant to this Agreement.

         (t) Make any payments of principal, interest, or otherwise with regard to the Series B Senior Notes (or any substitute thereof or therefor) unless, on a pro-forma basis, Borrowers establish to the sole satisfaction of Lender that Borrowers shall maintain a Debt Service Coverage Ratio of not less than

----------------
1 By way of example, if on a particular day Continental has $1,400,000 in outstanding loans to its foreign subsidiaries, and Continental makes an additional loan of $150,000 to its foreign subsidiary A, and on the same day foreign subsidiary B repays $50,000 in prior outstanding loans, then Borrowers will not have exceeded the net limit of $1,500,000 on such day.

1.2:1.0 immediately following the payment of such amounts, and no other Event of Default or Unmatured Default then exists and is continuing, or would be caused by such payment.

         (u) Sell, lease, transfer or otherwise dispose of or encumber the Real Property located at Phil Campbell, Alabama, and/or once the fee title is acquired the Real Property located at Eaton, Georgia; provided, that this clause shall not prevent any indebtedness or lien encumbering such Real Property as of the date of this Agreement.

9. SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT

         Except as otherwise expressly provided for in this Agreement and in any of the other Credit Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Credit Documents shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of the Borrowers or Lender in any way or respect relating to (i) any transaction or event occurring prior to such termination or cancellation or (ii) any of the undertakings, agreements, covenants, warranties and representations of the Borrowers or Lender contained in this Agreement or the other Credit Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation and Lender shall retain its Lien on the Collateral and all of its rights and remedies under this Agreement, notwithstanding such termination or cancellation, until all Obligations of the Borrowers to Lender have been fully paid and satisfied and this Agreement is terminated.

10. CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Agreement or any of the other Credit Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender shall have no obligation at any time under Section 2 of this Agreement unless and until the following conditions are satisfied, all in form and substance satisfactory to Lender and its counsel:

10.1 Conditions. The following conditions shall have been and shall continue to be satisfied, in the sole discretion of Lender:

         (a) No legal action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in Lender's reasonable opinion would make it inadvisable to consummate the transactions contemplated by this Agreement.

         (b) The representations and warranties of the Loan Parties herein are true and correct in all respects and no Event of Default or Unmatured Default then exists.

         (c) No event, occurrence or condition shall then exist which might have a Material Adverse Effect.

         (d) Lender shall have received all Lien and other searches that the Lender deems necessary, the Loan Parties shall have delivered UCC termination statements or amendments to existing UCC financing statements with respect to any filings against the Collateral as may be requested by the Lender and shall have authorized the filing of such termination statements or amendments, the Lender shall have been authorized to file any UCC financing statements that the Lender deems necessary to perfect its Liens in the Collateral and Liens creating a first priority security interest in the Collateral in favor of the Lender shall have been perfected.

         (e) Each Borrower shall have delivered a duly executed Borrowing Base Certificate for such Borrower which calculates such Borrower's Borrowing Base as of the end of the Business Day immediately preceding the Effective Date.

         (f) The Loan Parties shall have delivered (i) Collateral audits, satisfactory to the Lender, and (ii) appraisals, prepared by an independent appraiser engaged directly by the Lender, of each parcel of real property or interest in real property described in the Mortgages, which appraisals satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, as amended, and the regulations promulgated thereunder, if applicable, and which shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended, and the regulations promulgated thereunder, if applicable, which audits and appraisals shall be satisfactory to the Lender, together with evidence of compliance with applicable federal regulations governing loans in areas having special flood hazards.

        (g) The Loan Parties shall have delivered any requested environmental review reports from firm(s) satisfactory to the Lender, which review reports shall be acceptable to the Lender. Any environmental hazards or liabilities identified in any such environmental review reports shall indicate the Loan Parties' plans with respect thereto.

         (h) The Borrower shall have delivered a properly completed Facility LC Application if the initial Credit Extension will include the issuance of a Facility LC.

         (i) The Borrowers shall have paid all of the fees and expenses owing to the Lender pursuant to this Agreement.

10.2 Documentation. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

         (a) Copies of each Borrower's casualty insurance policies evidencing the existence of the insurance coverage required pursuant to this Agreement and certificates evidencing such insurance, together with loss payable endorsements thereto naming Lender as a loss payee or additional insured in form and substance satisfactory to Lender.

         (b) Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence, in a form acceptable to Lender, that such Liens constitute valid and first priority perfected Liens, subject only to any Permitted Liens.

         (c) Certificates of each Loan Party dated on even date herewith, certifying (i) that attached thereto is a true and complete copy of its Certificate of Incorporation and By-laws, as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of resolutions, in form



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

satisfactory to Lender, adopted by the board of directors of such Loan Party, authorizing the execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and (iii) as to the incumbency and genuineness of the signature of each officer of such Borrower executing this Agreement or any of the other Credit Documents to which such Loan Party is a party.

         (d) The Global Guaranty executed by Global and certificates of Global dated on even date herewith, certifying (i) that attached thereto is a true and complete copy of its Certificate of Incorporation and By-laws, as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of resolutions, in form satisfactory to Lender, adopted by the board of directors of Global, authorizing the execution, delivery and performance of the Global Guaranty and the consummation of the transactions contemplated thereby, and (iii) as to the incumbency and genuineness of the signature of each officer of Global executing the Global Guaranty.

         (e) Copies of the Certificate of Incorporation of each Loan Party and Global, and all amendments thereto, certified by either i) the Secretary of State of such Loan Party's and Global's state of formation, or ii) the Secretary of the Loan Party and Global.

         (f) Good standing certificates for each Borrower and Global issued by the Secretary of State of Delaware and the Secretary of State of each other jurisdiction in which such Loan Party's qualification is required hereunder.

         (g) A certificate signed by an officer of such Borrower and dated on even date herewith, stating that (i) the representations and warranties set forth in Section 7 hereof are true and correct on and as of such date, (ii) such Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement, and (iii) on such date no Event of Default or Unmatured Default then exists.

         (h) Duly executed Collateral Access Agreements in favor of Lender from each lessor, bailee, warehouseman, mortgagee or similarly situated Person who may, with respect to any location at which any of the Collateral is to be located or stored, by operation of law or otherwise, have any Lien in or upon such Collateral.

         (i) Duly executed subordination agreements in respect of all Subordinated Debt evidencing the agreement of the holder of such Subordinated Debt, to subordinate the same in right of payment to the Obligations to the extent and in such manner acceptable to Lender; and the duly executed Intercreditor Agreement, evidencing the agreement of the holder of Bond Obligations to subordinate the security interest and lien position of such holder to the Lender's security interests and liens in and to the assets of Borrowers.

         (j) Duly executed Agency Account Agreements and Deposit Account Control Agreements with the Depository Banks at which all Agency Accounts, Cash Collateral Accounts and Deposit Accounts are to be established and, such other agreements, in form and substance acceptable to Lender as to the collection and/or servicing of Accounts and the operation of any lockbox required by Lender, all in form satisfactory to the Lender.

         (k) Written instructions from such Borrower directing the disbursement of the loan proceeds made pursuant to this Agreement.

         (l) The written opinion of: (i) counsel to each Borrower as to the transactions contemplated by this Agreement, in form and substance satisfactory to Lender; and (ii) counsel to Global as to the Global Guaranty, in form and substance satisfactory to Lender

         (m) The Term Note A and the Revolving Note, duly executed by such Borrower, and such other agreements, instruments and documents, including, without limitation, assignments, security agreements, Mortgages, pledges, guaranties and consents, which Lender may require to be executed in connection herewith, including, but not limited to, the following:

                  (i) All appropriate lien releases, terminations and satisfactions have been recorded.

                  (ii) Environmental Assessments, Appraisals of Real Property and Collateral, ALTA Lender Title Policies and Surveys of the Real Property, including the Continental Principal Business Location and Goodman Principal Business Location and each Collateral Location, in form and substance acceptable to Lender and its counsel.

                  (iii) Duly executed Mortgages from each Loan Party, in form and substance acceptable to Lender and its counsel, for the real property, including the Continental Principal Business Location and Goodman Principal Business Location and each Collateral Location.

                  (iv) Duly executed Collateral Assignments of, and grant of Security Interests in Intellectual Property Rights from each Loan Party, in form and substance acceptable to Lender and its counsel.

                  (v) If required by applicable law, duly executed UCC-1 Financing-Statements from each Borrower, in recordable form, in form and substance acceptable to Lender and its counsel.

                  (vi) Duly executed Environmental Indemnity Agreements from each Borrower, in form and substance acceptable to Lender and its counsel.

10.3 Waiver of Conditions Precedent. If Lender makes an advance of loan proceeds hereunder prior to the fulfillment of any of the conditions precedent set forth in Sections 10.1 and 10.2 hereof, the making of such advance of loan proceeds shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and each Borrower shall thereafter use its best efforts to fulfill each such condition promptly.

10.4 Each Credit Extension. Except as otherwise expressly provided herein, Lender shall not be required to make any Credit Extension if on the applicable Credit Extension Date:

         (a) There exists any Default or Unmatured Default or any Default or Unmatured Default shall result from any such Credit Extension.

         (b) Any representation or warranty contained in Sections 4.2 or 7 is untrue or incorrect as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date.

         (c) After giving effect to any Credit Extension, either Aggregate Availability or the applicable Borrower's Availability would be less than zero.

         (d) Any legal matter incident to the making of such Credit Extension shall not be satisfactory to the Lender and its counsel.

         Each Borrowing Notice or request for issuance of Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by each Borrower that the conditions contained in Section 10 have been satisfied and that none of the conditions set forth in Section 10 exist as of the applicable Credit Extension Date. The Lender may require a duly completed Compliance Certificate as a condition to making a Credit Extension.

11. EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT

11.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (a) Failure by either Borrower to make payment of principal, interest or any other sum on any Note on the due date thereof, or failure to pay any other Obligation on the due date thereof or failure by either Borrower to remit or deposit funds as required by the terms of this Agreement.

         (b) Any warranty, representation, or other statement made or furnished to Lender by or on behalf of any Loan Party, in this Agreement or in any of the other Credit Documents or in any instrument furnished in compliance with or in reference to this Agreement proves to have been false or inaccurate in any material respect when made or furnished and Lender has provided to each Loan Party written notice specifying such falsity or inaccuracy and stating that such notice is a notice of default, such notice to be given in the manner set forth in Section 14.9 hereof.

         (c) Any Loan Party fails or neglects to perform, keep or observe in any material respect any other term, provision, condition, covenant, warranty or representation contained in this Agreement or in any of the other Credit Documents, which is required to be performed, kept or observed by such Loan Party, and such failure continues for a period of fifteen (15) days after there has been given to each Loan Party, in the manner set forth in Section 14.9 hereof, a written notice by Lender specifying such failure or neglect and stating that such notice is a notice of default.

         (d) The occurrence of any default or event of default on the part of either Borrower (including specifically, but not limited to, due to nonpayment) under any Debt Instrument and the expiration of any applicable grace period and written notice specifying the same has been given by Lender to each Loan Party in the manner set forth in Section 14.9 hereof stating that such notice is a notice of default.

         (e) To the actual knowledge of either Borrower, any statement, report, financial statement, or certificate made or delivered by either Borrower, Global, any Subsidiary or any of their officers, employees or agents, to Lender is not true and correct in any material respect and written notice specifying the same has been given by Lender to each Borrower in the manner set forth in
Section 14.9 hereof stating that such notice is a notice of default.

         (f) The loss, theft, substantial damage or destruction of any material portion of the Collateral to the extent not fully covered by insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing), or the sale, lease, encumbrance or other disposition of any of the collateral, except in all cases as may be specifically permitted by other provisions of this Agreement.

         (g) The dissolution, termination of existence, insolvency (failure to pay its debts as they mature in the ordinary course of business or where the fair saleable value of its assets is not in excess of its liabilities) or business failure of either Borrower, Global or any other guarantor of the Obligations, if any, or the appointment of a receiver, trustee, custodian or similar fiduciary for either Borrower, Global or any other guarantor of the Obligations, if any, or any of their respective assets, or the assignment for the benefit of the creditors of either Borrower, Global, or any other such guarantor, if any, or the making by either Borrower, Global, or any such other guarantor, if any, of any offer of settlement, extension or composition to its unsecured creditors generally.

         (h) The commencement of any proceedings under any Bankruptcy Laws by either Borrower, Global or any other guarantor of the Obligations, if any.

         (i) The commencement of any proceedings under any Bankruptcy Laws against either Borrower, Global or any other guarantor of the Obligations, if any, to the extent such proceedings are not dismissed within sixty (60) days after the filing thereof.

         (j) Either Borrower ceases to conduct all or any material part of its business or is enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs.

         (k) The entry by a court of any judgment in excess of $100,000 requiring the payment of money against either Borrower, which judgment is not paid, discharged, stayed, vacated or set aside within thirty (30) days of its entry and written notice specifying the same has been given by Lender to each Borrower in the manner set forth in Section 14.9 hereof stating that such notice is a notice of default.

         (l) Other than Permitted Liens, a notice of any Lien, levy, attachment or assessment is filed of record with respect to all or any of the Collateral by any Person, including, without limitation, the United States, any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or assessments owing at any time or times hereafter becomes a Lien upon the Collateral or any other of either Borrower's assets and, except as otherwise permitted by Lender, the same is not effectively stayed, bonded or released within thirty (30) days after the same becomes a Lien, or in the case of ad valorem taxes, prior to the last date when payment may be made without penalty and written notice specifying the same has been given by Lender to each Borrower in the manner set forth in Section 14.9 hereof stating that such notice is a notice of default.

         (m) The revocation of any the Global Guaranty or any other Guaranty, if any, of the Obligations.

         (n) The material default by any Subsidiary on any loan agreement to which such Subsidiary is a party; provided, however, that no default shall be deemed to exist under this Section 11.1(n) i) unless any one or more of the Borrowers or Global or is a guarantor (direct or indirect, absolute or contingent) of such obligations of said Subsidiary, and ii) so long as such Borrower and/or Global are contesting in good faith any default or alleged default under the guaranty agreement and no judgment or lien attaches which is not vacated in sixty days.

         (o) The default by Global in the payment of principal or interest on its Series A Senior Notes, due October 1, 2008 (the "Series A Senior Notes"), the Series B Senior Notes, due October 1, 2008 (the "Series B Senior Notes"), or on any other obligation under the Bond Restructuring Agreement and/or the indenture to be entered into with respect thereto (as further described in the Bond Restructuring Agreement) pursuant to which such notes were issued (collectively, the "Bond Obligations"), and/or the default by Borrowers under their separate guaranty of such Bond Obligations.

11.2 Acceleration of the Obligations. In addition to any of the remedies otherwise available to Lender (a) upon and after an Event of Default specified in Sections 11.1(a), (g), (j) and (o) hereof, and without notice by Lender to either Borrower, and (b) upon the occurrence and during the continuance of an Event of Default (other than an Event of Default specified in Sections 11.1(g),
(j) and (o) hereof), upon notice by Lender to Borrowers in the manner set forth in Section 14.9 hereof:

         (i) any obligations to make further advances under the Revolving Loan or to issue Facility LCs shall be terminated,
         (ii) all of the Obligations due or to become due from Borrowers to Lender, whether under this Agreement, any Note or otherwise, shall become at once due and payable, anything in the Notes or other evidence of the Obligations or in any of the other Credit Documents to the contrary notwithstanding;
         (ii) the Borrowers shall (1) pay to the Lender an amount, in immediately available funds (which funds shall be held in the Facility LC Collateral Account), equal to 105% of the Collateral Shortfall Amount or (2) deliver a Supporting Letter of Credit as required by
         Section 2.1.2(i), whichever the Lender may specify in its sole discretion;
         (v) the rate of interest applicable to the Loans and the LC Fees shall be increased as set forth in this Agreement; and
         (vi) any rights and remedies provided to the Lender under the Loan Documents or at law or equity, may be exercised, including all remedies provided under the UCC.

11.3 Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender shall have, to the extent permitted by applicable law, and in addition to any other right or remedy provided for in this Agreement or the other Credit Documents, the following rights and remedies:

         (a) All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Credit Documents.

         (b) The right to take immediate possession of the Collateral, and (i) require each Loan Party to assemble the Collateral, at such Loan Party's expense, and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties, and (ii) enter any of the premises of any Loan Party or wherever any Collateral shall be located and to keep and store the same on said premises until sold (and if said premises be the property of such Loan Party, such Loan Party agrees not to charge Lender for storage thereof for a period of at least ninety (90) days after sale or disposition of the Collateral). Lender is hereby granted a non-exclusive license or other right to use, without charge, such Loan Party's labels, Intellectual Property Rights, rights of use of any name, trade secrets, trade names, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

         (c) The right to foreclose the Liens created under this Agreement and each of the other Credit Documents or under any other agreement relating to the Collateral.

         (d) The right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts and/or lots, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Each Borrower agrees that ten (10) days written notice to such Loan Party of the date any public sale will take place or the date after which any private sale or other disposition of Collateral will take place shall be reasonable notice thereof, and such sale may be at such location(s) as Lender shall designate in said notice. Lender shall have the right to conduct such sales on any Loan Party's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to such Loan Party. Lender shall have the right to bid or credit bid at any such sale on its own behalf.

         (e) The right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or private sale and, in lieu of actual payment of such purchase price, may set off-the amount of such price against the Obligations. Subject to the rights of the holders of any Permitted Lien having priority over the Liens of Lender, if any, the proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the
Obligations: and third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall jointly and severally remain liable to Lender therefor, subject in all respects to the provisions of Section 14.13 hereof.

         (f) In addition to, and without limitation of, any rights of the Lender under applicable law, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by the Lender or any Affiliate of the Lender to or for the credit or account of any Borrower may be setoff and applied toward the payment of the Secured Obligations.

11.4     Facility LC Collateral Account

(a) If at any time while any Event Default is continuing, the Lender determines that the Collateral Shortfall Amount at such time is greater than zero, the Lender may make demand on the Borrowers (upon notice to the Borrower) to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Lender an amount equal to 105% of the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account. The Borrowers hereby pledge, assign, and grant to the Lender a security interest in all of the Borrowers' right, title, and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to



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

secure the prompt and complete payment and performance of the Obligations.

         (b) The Lender may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lender under the Loan Documents.

         (c) At any time while any Event Default is continuing, neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Secured Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Lender to the Borrowers or paid to whomever may be legally entitled thereto at such time.

11.5 Application of Collateral; Termination of Financing. Upon the occurrence and during the continuance of any Event of Default, Lender may also, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, without notice, terminate Lender's further performance under this Agreement, or any other agreement or agreements between Lender and any Loan Party, without further liability or obligation by Lender, and may also, at any time, appropriate and apply on any Obligations any and all Collateral in the possession of Lender. No such termination shall absolve, release or otherwise affect the liability of such Loan Party in respect of transactions had prior to such termination, nor affect any of the Liens, rights, powers, and remedies of Lender, but they shall, in all events, continue until all Obligations of the Loan Parties to Lender are satisfied.

11.6 Remedies Cumulative. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of the Loan Parties contained in this Agreement, each of the other Credit Documents or in any document referred to herein or therein or contained in any agreement supplementary hereto or thereto or in any schedule or report given to Lender, or contained in any other agreement between Lender and the Loan Parties, heretofore, concurrently, or hereafter entered into or delivered, shall be deemed cumulative and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of the Loan Parties herein contained.

12. APPOINTMENT OF LENDER AS LAWFUL ATTORNEY

Each Loan Party hereby irrevocably designates, makes, constitutes and appoints Lender, (and all persons designated by Lender) as such Loan Party's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, at such time or times as Lender or said agent, in its sole discretion, may determine, upon the occurrence of an Event of Default hereunder, in such Loan Party's or Lender's name: (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all of such Loan Party's rights and remedies with respect to the collection of the Accounts and any other Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) discharge and release the Accounts and any other Collateral; (viii) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (ix) prepare, file and sign such Loan Party's name on a proof of claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign such Loan Party's name on any notice of Lien,



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

assignment or satisfaction of Lien or similar document in connection with the Accounts; (xi) do all acts and things necessary, in Lender's sole discretion, to fulfill such Loan Party's obligations under this Agreement; (xii) endorse the name of such Loan Party upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the obligations; (xiii) endorse the name of such Loan Party upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (xiv) use such Loan Party's stationery and sign the name of such Loan Party to verifications of the Accounts and notices thereof to Account Debtors; (xv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and any other Collateral to which such Loan Party has access; and (xvi) notify post office authorities to change the address for delivery of such Loan Party's mail to an address designated by Lender and receive and open all mail addressed to such Loan Party, and after removing all remittances and other proceeds of Collateral, forwarding the mail to such Loan Party.

13. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Loan Parties and the Lender and their respective successors and assigns, except that (a) the Loan Parties shall not have the right to assign their rights or obligations under the Loan Documents without the prior written consent of the Lender, (b) any assignment by the Lender must be made in compliance with Section 13.3, and (c) any transfer by Participation must be made in compliance with Section 13.2. Any attempted assignment or transfer by any party not made in compliance with this
Section 13.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 13.2. The parties to this Agreement acknowledge that clause (b) of this Section 13.1 relates only to absolute assignments and this Section 13.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by the Lender of all or any portion of its rights under this Agreement and any promissory note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any promissory note to its trustee in support of its obligations to its trustee; provided however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. Any assignee of the rights to any Credit Extension or any promissory note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a promissory note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

13.2. Participations.

         (a) Permitted Participants; Effect. The Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Credit Exposure of the Lender, any promissory note held by the Lender, the Revolving Commitment or Term A Loan Commitment of the Lender or any other interest of the Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, the Lender's obligations under the Loan Documents shall remain unchanged, the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the Lender shall remain the owner of its Credit Exposure and the holder of any



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

promissory note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if the Lender had not sold such participating interests, and the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under the Loan Documents.

         (b) Voting Rights. The Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension, the Revolving Commitment or Term A Loan Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 14.1 or of any other Loan Document.

         (c) Benefit of Certain Provisions. Each Loan Party agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.3 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that, the Lender shall retain the right of setoff provided in Section 11.3 with respect to the amount of participating interests sold to each Participant. The Lender agrees to share, on a pro rata basis, with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.3, agrees to share, on a pro rata basis, with the Lender, any amount received pursuant to the exercise of its right of setoff. The Borrowers further agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3, provided that, (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the U.S. or any state thereof agrees to comply with any requirements established by the Lender.

13.3. Assignments. The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. The Borrowers hereby agree to execute any amendment and/or any other document that may be necessary to effectuate such an assignment. Such assignment shall be evidenced by the Lender's standard form of assignment agreement. The consent of the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser that is not a Lender or an affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Upon delivering to the Borrowers a notice of assignment, together with any required consent, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and the other Loan Documents and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by the Borrowers shall be required to release the Lender with respect to the percentage of the Revolving Commitment or Term A Loan Commitment and Loans assigned to such Purchaser. Upon the consummation of any such assignment to a Purchaser, the Lender and the Borrowers shall, if the Lender or the Purchaser desires, make appropriate arrangements so that new promissory notes or, as appropriate, replacement promissory notes, are issued to the Lender and Purchaser, in each case in principal amounts reflecting their respective Revolving Commitment or Term A Loan Commitments, as



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

adjusted pursuant to such assignment.

         13.4. Dissemination of Information. Each Loan Party authorizes the Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in the Lender's possession concerning the creditworthiness of the Borrowers and their Subsidiaries, including without limitation any information contained in any reports prepared by or on behalf of Lender or Lender's Affiliates, their employees or agents.

         13.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the U.S. or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).


14. MISCELLANEOUS

14.1 Modification of Agreement; Sale of Interest. This Agreement, the Notes and each of the other Credit Documents may not be modified, altered or amended, except by an agreement in writing signed by the Loan Party's party thereto and Lender. No Loan Party may sell, assign or transfer this Agreement, or any of the other Credit Documents or any portion thereof, including, without limitation, either Loan Party's rights, title, interests, remedies, powers, and/or duties hereunder or thereunder.

14.2 Attorneys' Fees and Expenses. If, at any time or times, whether prior or subsequent to the date hereof, regardless of the existence of an Event of Default, Lender employs counsel for advice or other representation or incurs legal and/or other costs and expenses in connection with:

         (a) The preparation of this Agreement and all of the other Credit Documents or any amendment of or modification of this Agreement, the Notes or any of the other Credit Documents;


         (b) The administration of this Agreement, the Notes and each of the other Credit Documents and the transactions contemplated hereby and thereby;

         (c) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, or any other Person) in any way relating to the Collateral, this Agreement, the Notes, any-of the other Credit Documents or any Loan Party's affairs, but excluding any litigation between either any Loan Party and Lender as adverse parties unless otherwise permitted by law in connection with any judgment awarded in favor of the prevailing party;

         (d) Any attempt to enforce any rights of Lender against any Person, other than the Borrowers, which may be obligated to Lender by virtue of this Agreement, the Notes or any of the other Credit Documents, including, without limitation, any guarantor of the Obligations and any Account Debtors;

         (e) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; or

         (f) The filing and recording of all documents required Lender to perfect Lender's Liens in the


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Collateral, including without limitation, any documentary stamp tax or any other taxes incurred because of such filing or recording; then, in any such event, the reasonable attorneys' fees arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the events or actions described in this Section 14.2 shall be payable, on demand, by the Loan Parties to Lender and shall be additional
Secured Obligations. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; messenger and air express charges; facsimile charges; telegraph charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Additionally, if any Taxes shall be payable on account of the execution or delivery of this Agreement, the Notes or the execution, delivery, issuance or recording of any of the other Credit Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, the Loan Parties will pay all such Taxes, including, but not limited to, any interest and/or penalty thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith.

14.3 Waiver by Lender. Lender's failure, at any time or times hereafter, to require strict performance by any Loan Party of any provision of this Agreement, the Notes or any of the other Credit Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by any Loan Party under this Agreement, the Notes or any of the other Credit Documents shall not suspend, waive or affect any other Event of Default by any Loan Party under this Agreement, the Notes or any of the other Credit Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Loan Parties contained in this Agreement, the Notes or any of the other Credit Documents and no Event of Default by any Loan Party under this Agreement, the Notes or any of the other Credit Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to the Loan Parties.

14.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.5 Parties. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers and Lender. This provision, however, shall not be deemed to modify Section 14.1 hereof. The Obligations of the Loan Parties under this Agreement and the Credit Documents shall be joint and several.

14.6 Conflict of Terms. The provisions of the Notes and each of the other Credit Documents and any exhibit or schedule hereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement, the Notes and any of the other Credit Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Notes and any of the other Credit Documents, the provision contained in this Agreement shall govern and control.




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

14.7 Patriot Act Notice. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrowers: When a Borrower opens an account, if such Borrower is an individual, the Lenders will ask for such Borrower's name, residential address, date of birth, and other information that will allow the Lenders to identify such Borrower, and, if a Borrower is not an individual, the Lenders will ask for such Borrower's name, employer identification number, business address, and other information that will allow the Lenders to identify such Borrower. The Agent and the Lenders may also ask, if a Borrower is an individual, to see such Borrower's driver's license or other identifying documents, and, if a Borrower is not an individual, to see such Borrower's legal organizational documents or other identifying documents.

14.8 Governing Law. This Agreement has been accepted by Lender at and shall be deemed to have been made at Cleveland, Ohio. The loans provided for herein are to be funded and repaid at Cleveland, Ohio and this Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Ohio. As part of the consideration for new value received, each Borrower hereby consents to the jurisdiction of any state or federal court located within the State of Ohio and consents that all such service of process be made by registered or certified mail directed to such Borrower at the address stated in Section 14.9(b) below and service so made shall be deemed to be completed upon actual receipt thereof. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction or venue. Nothing contained herein shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against such Borrower or its property in the courts of any other jurisdiction.

14.9 Notices. Except as otherwise provided herein, any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified as follows:

(a)       If to Lender, at:         Bank One, NA
                                    50 South Main Street, Second Floor
                                    Akron, Ohio 44308
                                    Attn: Roger F. Reeder, Vice President

          With a copy to:           Ulmer & Berne LLP
                                    1300 East Ninth Street, Suite 900
                                    Cleveland, Ohio 44114
                                    Attn: Alan W. Scheufler, Esq.

(b)       If to Borrowers, at:      Continental Conveyor & Equipment Company
                                    or Goodman Conveyor Company
                                    438 Industrial Drive
                                    Winfield, Alabama  35594
                                    Attn:  Jimmy L. Dickenson
                                    Vice President/Finance



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



         With copies to:            Continental Conveyor & Equipment Company
                                    or Goodman Conveyor Company
                                    6140 Parkland Boulevard
                                    Mayfield Heights, Ohio 44124
                                    Attn:  Joseph Mandia, Vice Chairman
         and
                                    Squire, Sanders & Dempsey L.L.P.
                                    4900 Key Tower
                                    127 Public Square
                                    Cleveland, OH 44114-1304
                                    Attn:  David A. Zagore, Esq.

or to such other address as each party may designate for itself by like notice given in accordance with this Section 14.9.

14.10 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning and content of any kind whatsoever and are not a part of the agreement between the parties hereto.

14.11 Effectiveness of Agreement. This Agreement shall be effective only upon Lender's acceptance hereof.

14.12 Release. The Loan Parties for themselves and their respective affiliates, successors, assigns, shareholders, officers and directors, hereby forever waive, relinquish, discharge and release all defenses and claims of every kind or nature, whether existing by virtue of state, federal, or local law, by agreement or otherwise, against Lender, its successors, assigns, directors, officers, shareholders, agents, employees and attorneys, whether previously or now existing or arising out of or related to any transaction or dealings among the parties, which such Loan Party may have or may have made at any time up through and including the date of this Agreement, including, without limitation, any affirmative defenses, counterclaims, setoffs, deductions or recoupments. Nothing contained in this Agreement prevents enforcement of this release.

14.13 Further Assurances. The Loan Parties shall, at their expense, promptly execute and deliver to Lender such instruments, documents and agreements, and perform or take such acts or actions, as Lender may, from time to time, request in order to further evidence or carry out the terms of this Agreement and the Credit Documents, the assumption by the Loan Parties of the Indebtedness and/or Obligations of the Borrowers arising under the Original Loan Agreement, or otherwise to perfect, maintain, protect and enforce Lender's security interest in and liens upon the Collateral, including, without limitation, executing, delivering and/or filing any acknowledgments, amendments, assignments, assumption instruments, financing or continuation statements or mortgages or other instruments of security, each in forma and substance satisfactory to the Lender.

14.15 WAIVERS BY LOAN PARTIES (INCLUDING RIGHT TO JURY TRIAL). EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR AS REQUIRED BY APPLICABLE LAW, EACH LOAN PARTY WAIVES (i) PRESENTMENT, DEMAND AND PROTEST AND


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

NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH THE LOAN PARTIES MAY IN ANY WAY BE LIABLE,
(ii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES AND (iii) ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY LITIGATION INSTITUTED IN RESPECT OF THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER CREDIT DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT.

              {The Remainder Of This Page Intentionally Left Blank}



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





IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.
                                       CONTINENTAL CONVEYOR & EQUIPMENT
                                       COMPANY ("Borrower")

                                       By: _____________________________________
                                       Print Name:______________________________
                                       Print Title:_____________________________




                                       GOODMAN CONVEYOR COMPANY ("Borrower")

                                       By: _____________________________________
                                       Print Name:______________________________
                                       Print Title: ____________________________

Accepted at Akron, Ohio as of the date first above written.

BANK ONE, NA ("Lender")

By: _______________________________________
Print Name:________________________________
Print Title: ______________________________

Lending Installation:

Bank One, N.A,
50 South Main Street, 2nd Floor
OH2-5167
Akron, OH 44038




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

                             EXHIBITS AND SCHEDULES

EXHIBITS:

Exhibit A "Revolving Note"

Exhibit B "Term Note A"

Exhibit C "Borrowing Notice"

Exhibit D "Conversion/Continuation Notice"

Exhibit E "Borrowing Base Certificate"

Exhibit F "Collateral Location"

Exhibit G "Commercial Tort Claims"

Exhibit H "Financial Statements"

Exhibit I "Projections"

Exhibit J "Compliance Certificate"

Exhibit K "Joinder Agreement"


SCHEDULES:

Schedule 7.1(b) "Subsidiaries"

Schedule 7.1(c) "Material Agreements"

Schedule 7.1(d) "General Matters"

Schedule 7.1(f) "Intellectual Property Rights"

Schedule 7.1(h) "Ownership of Properties"

Schedule 7.1(i) "Real Property Interests"

Schedule 7.1(n) "O.S.H.A. and Environmental Matters"

Schedule 7.1(p) "Bank Accounts"

Schedule 7.1(q) "Indebtedness"




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

Schedule 7.1(r) "Affiliate Transactions"

Schedule 7.1(s) "Insurance"

Schedule 8.2(c) "Other Indebtedness"

Schedule 8.2(g) "Other Liens"




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